TEJAS GAS CORPORATION
                                   THRIFT PLAN

                           Amendment and Restatement
                                January 1, 1997

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                                TABLE OF CONTENTS

                                                                          PAGE
PREAMBLE                                                                     1

ARTICLE 1 -   DEFINITIONS: INTERPRETATION                                    1

   1.1   Account                                                             1
   1.2   Act                                                                 1
   1.3   Administrative Parties                                              1
   1.4   Age                                                                 1
   1.5   Anniversary Date                                                    1
   1.6   Beneficiary                                                         1
   1.7   Board of Directors                                                  1
   1.8   Code                                                                1
   1.9   Committee                                                           1
   1.10  Company                                                             2
   1.11  Compensation                                                        2
   1.12  Covered Employee                                                    3
   1.13  Disabled or Disability                                              3
   1.14  Discretion                                                          3
   1.15  Effective Date                                                      3
   1.16  Employee                                                            3
   1.17  Employer Group                                                      3
   1.18  Forfeiture                                                          3
   1.19  Highly Compensated Employee                                         3
   1.20  Hour of Service                                                     4
   1.21  Investment Fund                                                     4
   1.22  Investment Manager                                                  4
   1.23  Nonforfeitable                                                      4
   1.24  Participant                                                         4
   1.25  Plan                                                                4
   1.26  Plan Year                                                           5
   1.27  Prior Plan                                                          5
   1.28  Proper                                                              5
   1.29  Qualified                                                           5
   1.30  Retire or Retirement                                                5
   1.31  Section 415 Compensation                                            5
   1.32  Trust and Trust Fund                                                5
   1.33  Trustee                                                             5
   1.34  Valuation Date                                                      6
   1.35  Location of Other Definitions                                       6
   1.36  Compliance with the Act and the Code                                7
   1.37  Governing Law and Rules of Construction                             7

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   1.38  Power to Interpret                                                  7
   1.39  Profit Sharing Plan                                                 7

ARTICLE 2 -  PARTICIPATION                                                   8

   2.1   Participation                                                       8
   2.2   Elective Contribution Agreements                                    8
   2.3   Participation After Termination of Employment                       9

ARTICLE 3 - CONTRIBUTIONS                                                   10
   3.1   Type, Amount and Time of Contributions                             10
   3.2   Return of Contributions                                            10

ARTICLE 4 -  ALLOCATIONS AND ACCOUNTS                                       11

   4.1   Participants' Share of Contributions                               11
   4.2   Adjustments to Allocations of Elective Contribution Accounts       12
   4.3   Adjustments to Allocations of Matching Contribution Accounts       13
   4.4   Limitation on Annual Contributions                                 15
   4.5   Periodic Adjustments to Accounts                                   16
   4.6   Fees and Expenses                                                  17
   4.7   Separate Accounting                                                17

ARTICLE 5 -   VESTING                                                       17

   5.1   Vesting in Elective Contribution Account                           17
   5.2   Vesting in Matching Contribution Account                           17
   5.3   Forfeiture of Nonvested Portion of Matching
           Contribution Account                                             18
   5.4   Restoration of Forfeiture Upon Reemployment                        18
   5.5   Years of Service                                                   18

ARTICLE 6 -  BENEFITS AND DISTRIBUTIONS                                     21

   6.1   Distribution on Termination of Employment                          21
   6.2   Distribution Upon Attainment of Age 59-1/2                         21
   6.3   Distribution on Account of Hardship                                22
   6.4   Payment of Benefits on Termination of
           Employment Other Than Death                                      23
   6.5   Payment of Benefits Upon Death                                     24
   6.6   Medium of Distribution                                             26
   6.7   Restrictions on Company Securities                                 26
   6.8   Benefit Recipients                                                 26
   6.9   Distribution of Excess Deferrals                                   26

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   6.10  Loans to Participants                                              27

ARTICLE 7 -  SPECIAL EMPLOYMENT PROVISIONS                                  28

ARTICLE 8 -  TOP HEAVY REQUIREMENTS                                         29

   8.1   Applicability                                                      29
   8.2   Determination of Top Heavy Status                                  29
   8.3   Top Heavy Definitions                                              31
   8.4   Top Heavy Restrictions                                             32

ARTICLE 9 -  INVESTMENT FUNDS, TRUSTEE AND TRUST AGREEMENT                  34

   9.1   Investment Funds                                                   34
   9.2   The Trustee                                                        35
   9.3   Form and Terms of the Trust Agreement                              35
   9.4   Fiduciaries and Named Fiduciaries                                  35
   9.5   Bonding                                                            36
   9.6   Fiduciary of Trust Fund                                            36
   9.7   Transfer of Investment Authority                                   36
   9.8   Funding Policy                                                     37
   9.9 Voting of Securities                                                 37

 ARTICLE 10 -  PLAN ADMINISTRATION                                          37

  10.1   Composition of Committee                                           37
  10.2   Plan Administrator                                                 37
  10.3   Removal and Resignation                                            37
  10.4   Quorum                                                             37
  10.5   Officers                                                           38
  10.6   Designated Administrator                                           38
  10.7   Duties of Company                                                  38
  10.8   Duties of Committee                                                38
  10.9   Claims Procedure                                                   39
  10.10  Powers                                                             40
  10.11  Discretion; Nondiscrimination                                      41
  10.12  No Separate Committee                                              41
  10.13  Unclaimed Benefits                                                 41

ARTICLE 11 -  TERMINATION AND AMENDMENT                                     41

  11.1   Termination of Plan                                                41
  11.2   Termination of Trust                                               42
  11.3   Amendment                                                          42

ARTICLE 12 - TRANSFERRED ASSETS AND ROLLOVER CONTRIBUTIONS                  42

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  12.1   Right to Transfer Assets to this Plan                              42
  12.2   Right to Make Rollover Contributions to the Plan                   44
  12.3   Transfers to Other Qualified Plans                                 44

ARTICLE 13 - MISCELLANEOUS                                                  45

  13.1   No Reversion                                                       45
  13.2   Merger, Consolidation, Etc.                                        46
  13.3   Limitations on Assignment                                          46
  13.4   Execution of Instruments                                           46
  13.5   Company Actions                                                    46
  13.6   Successors, Etc.                                                   47
  13.7   Miscellaneous Protective Provisions                                47
  13.8   More Than One Company                                              47
  13.9   Indemnification by the Company                                     48
  13.10  Employment Rights Not Enlarged                                     48
  13.11  Notification of Address                                            48

ARTICLE 14 - EXECUTION                                                      48

APPENDIX A - LEDCO TRANSFERRED ASSET ACCOUNT                                49

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                                    PREAMBLE

      This Plan is adopted on the date of its execution as an amendment and restatement of the Tejas Gas Corporation Thrift Plan, originally effective January 1, 1989. This Amendment and Restatement is effective as indicated in section 1.16 (Effective Date). Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

                                    ARTICLE 1
                           DEFINITIONS: INTERPRETATION

      The words and phrases described in sections 1.1 through 1.35, wherever capitalized, shall have the respective meanings given them in such sections, unless the context otherwise requires, and the rules of construction contained in sections 1.36 through 1.39 shall guide interpretation.

1.1 ACCOUNT shall mean one or more Accounts maintained to record the interest of a Participant in the Plan. Possible Accounts are the Elective Contribution Account, the Matching Contribution Account, the Transferred Matching Account, the Rollover Contribution Account, and the Post-tax Contribution Account, as those terms are hereinafter defined, and such other Accounts as the Committee establishes pursuant to section 12.1 (Right to Transfer Assets to this Plan).

1.2 ACT means those provisions of the Employee Retirement Income Security Act of 1974, as amended, which are not included within the Code, as heretofore or hereafter amended or supplemented, or as superseded by laws of similar effect.

1.3 ADMINISTRATIVE PARTIES means and includes Tejas Gas Corporation, the Trustee and the Committee.

1.4 AGE means a Participant's chronological age (not his age on his nearest birthday).

1.5 ANNIVERSARY DATE means each December 31 commencing after the Effective Date.

1.6 BENEFICIARY means a person or persons so determined pursuant to section 6.5(c) (Designation of Beneficiary).

1.7 BOARD OF DIRECTORS means the Board of Directors of Tejas Gas Corporation.

1.8 CODE means the Internal Revenue Code of 1986, as heretofore or hereafter amended or supplemented, or as superseded by laws of similar effect.

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1.9 COMMITTEE means the administrative committee appointed pursuant to section
10.1 (Composition of Committee) to administer the Plan.

1.10  COMPANY means:

      (a) Tejas Gas Corporation, a Delaware Corporation;

      (b) Tejas Gas Corp., a Nevada corporation;

      (c) On or after February 1, 1991, Acadian Gas Pipeline System, a Texas partnership;

      (d) On or after June 6, 1996, Transok, Inc., an Oklahoma corporation; and

      (e) Such other members of the Employer Group which, with the approval of the Board of Directors, adopt the Plan by resolution of their board of directors.

1.11 COMPENSATION means base salary and bonus paid to a Participant during a Plan Year by the Company as remuneration for services rendered, but excluding overtime, premium pay and noncash payments, modified as described in (a)-(e) of this paragraph:

      (a) Compensation shall be increased by amounts contributed by a Company pursuant to a salary reduction agreement which are excludable from the Employee's gross income in the calendar year under a cafeteria plan under section 125 of the Code, a cash or deferred arrangement by section 402(a)(8) of the Code, or a simplified employee pension by section 402(h) of the Code.

      (b) Compensation shall not include severance payments or salary continuation arrangements or any other amounts paid after the employment relationship is terminated, reimbursement for expenses, stock incentives, and similar items.

      (c) The annual compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, adjusted for increases in the cost-of-living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

      (d) If a determination period consists of fewer than 12 months, the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

      (e) Where Compensation is limited by (c) or (d) above, bonus will be considered reduced before base salary.

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1.12 COVERED EMPLOYEE means any Employee who is not laid off, on leave of absence or on active duty in the armed forces of any nation or international body (other than as a member of the inactive reserve of the Armed Forces of the United States of America).

1.13 DISABLED OR DISABILITY means an injury or sickness other than chemical dependency which causes the Employee's termination of employment with the Company. The existence of a Disability will be determined by the Committee in its Discretion.

1.14 DISCRETION means the authority to make decisions in a nondiscriminatory manner.

1.15 EFFECTIVE DATE means January 1, 1989. The effective date of this amendment and restatement is January 1, 1997, although certain provisions may have a later effective date as noted in the text.

1.16 EMPLOYEE means any individual who receives Compensation from the Company other than an independent contractor and other than a leased employee within the meaning of section 414(n)(2) of the Code. In addition, an Employee whom an Employer transfers to employment with Coral Energy Resources Services Company or Coral Energy, L.P. shall not be considered to have terminated employment during such employment for purposes of receiving a distribution under Article 6, accrual of vesting service under section 5.5 (Years of Service), taking out loans under Section 6.10 (provided repayment is arranged through payroll deduction by Coral Energy Resources Services Company), and making hardship withdrawals under Section 6.3. However, Employees shall not be considered to receive Compensation for service as an employee of Coral Energy Resources Services Company or Coral Energy, L.P.

1.17 EMPLOYER GROUP means the Company and any subsidiary or affiliated entity which, with the Company, constitutes a controlled group of corporations or other entities, or an affiliated service group within the meaning of subsections (b),
(c), (m) or (o) of section 414 of the Code.

1.18 FORFEITURE means nonvested amounts which are forfeited from an employee's Matching Contribution Account and Transferred Matching Account pursuant to sections 4.2(d) (Distribution of Excess Contributions), section 4.3 (Adjustment of Allocations to Matching Contribution Accounts) and 5.3 (Forfeiture of Nonvested Portion of Matching Contribution Account).

1.19  HIGHLY-COMPENSATED EMPLOYEE means any Employee who:

      (a) was a five-percent owner (as defined in section 416(i)(1) of the Code) at any time during the year or the preceding year, or

      (b) for the preceding year had Section 415 Compensation from the Company in excess of $80,000 (as adjusted pursuant to section 415(d) of the Code, except that the base

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period is the calendar quarter ending September 30, 1996), and, if Tejas Gas
Corporation elects for such preceding calendar year, was in the top-paid group of employees for such preceding year. An Employee is in the top-paid group or employees for any year if such Employee is in the group consisting of the top 20 percent of employees in the Employer Group when ranked on the basis of Section 415 Compensation paid during such year. For purposes of this paragraph, Section 415 Compensation will be increased for 1997 by amounts contributed by the Company pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

      (c) The determination of who is a Highly-Compensated Employee, including the determinations of the number and identity of employees in the top-paid group and the compensation that is considered, will be made in accordance with section 414(q) of the Code and the regulations thereunder.

1.20 HOUR OF SERVICE means each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company and, where not specified otherwise, by a member of the Employer Group.

1.21 INVESTMENT FUND shall mean one or more funds, comprising the Trust Fund, in which Plan assets may be invested pursuant to section 9.1 (Investment Funds).

1.22 INVESTMENT MANAGER means a person, firm or entity which:

      (a) is either (i) registered as an investment adviser under the Investment Advisers Act of 1940, (ii) a bank, as defined in the Investment Advisers Act of 1940, or (iii) an insurance company qualified to manage, acquire and dispose of the assets of Qualified plans under the laws of more than one state,

      (b) has acknowledged in writing that it is a fiduciary with respect to the Plan, and

      (c) has been granted the authority and duty to direct the investment of all or part of the Trust Fund pursuant to section 9.7 (Transfer of Investment Authority).

1.23 NONFORFEITABLE, when used with respect to a benefit, right or Account under this Plan, means vested and unconditional in accordance with sections 5.1 (Vesting in Elective Contribution Account) and 5.2 (Vesting in Matching Contribution Account).

1.24 PARTICIPANT means an individual who participates in the Plan in accordance with Article 2 (Participation).

1.25 PLAN means the Tejas Gas Corporation Thrift Plan, as herein set forth or as from time to time amended.

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1.26 PLAN YEAR means the period beginning on each January 1, and ending on the following December 31 on and after the Effective Date.

1.27 PRIOR PLAN means:

      (a) The portion of the Hamilton Brothers Oil Company Thrift Plan which was adopted by Tejas Gas Corp. for the benefit of its employees as in force and effect for the period prior to the Effective Date;

      (b) Acadian Gas Pipeline System Capital Accumulation Plan in force and effect for the period prior to February 1, 1991; and

      (c) LEDCO, Inc. 401(k) Profit Sharing Plan in force and effect for the period prior to July 1, 1995.

The Prior Plans were merged into this Plan in accordance with Article 12 (Transferred Assets and Rollover Contributions).

1.28 PROPER means necessary, advisable, desirable, expedient or convenient.

1.29 QUALIFIED, where used with reference to a plan or trust, has the same meaning as in section 401(a) of the Code, and when used with reference to an annuity plan, means a plan which meets the requirements of section 403(a) of the Code.

1.30 RETIRE OR RETIREMENT means termination of employment at or after age 65.

1.31 SECTION 415 COMPENSATION means, for purposes of sections 1.19 (Definition of Highly- Compensated Employee) and 4.4 (Limitation on Annual Contributions) and Article 8 (Top Heavy Requirements), wages paid by the Company or a member of the Employer Group as defined in section 3401(a) of the Code for purposes of income tax withholding at the source. However, such wages shall be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the service performed. For purposes of Article 8 (Top-Heavy Requirements) only, Section 415 Compensation is limited by Section 401(a)(17) of the Code. Effective January 1, 1998, Section 415 Compensation shall be increased by amounts contributed by the Employer Group pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

1.32 TRUST AND TRUST FUND mean the trust and trust fund established pursuant to the Plan as a medium for funding the Plan.

1.33 TRUSTEE means the individuals, bank(s), trust companies, or insurance companies, or any combination thereof, as may be designated as Trustee by Tejas Gas Corporation, from time to time.

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1.34 VALUATION DATE means any date on which the United States financial markets are open. In addition, "Valuation Date" means any other date designated by the Committee in its Discretion.

1.35 LOCATION OF OTHER DEFINITIONS. Definitions of the following words and phrases are contained in the following provisions, respectively:

      ACP                                             4.3(a)
      ADP                                             4.2(a)
      Company Common Stock                            3.1(b)
      Company Common Stock Fund                       9.1(a)
      Contribution Percentage Amounts                 4.3(e)(iv)
      Designated Administrator                        10.6
      Determination Date                              8.3(a)
      Direct Rollover                                 12.3(b)(iv)
      Distributee                                     12.3(b)(iii)
      Distribution on Account of Hardship             6.3(c)
      Elective Contribution                           3.1(a)
      Elective Contribution Account                   4.2(b)(i)
      Elective Contribution Agreement                 2.2(a)
      Eligible Retirement Plan                        12.3(b)(ii)
      Eligible Rollover Distribution                  12.3(b)(i)
      Employment Commencement Date                    5.5(d)(i)
      Excess Contributions                            4.2(f)
      Excess Aggregate Contributions                  4.3(e)
      General Consent                                 6.5(b)
      Hardship                                        6.3(b)
      Key Employee                                    8.3(b)
      Loan Procedure                                  6.10(a)
      Matching Contribution                           3.1(b)
      Matching Contribution Account                   4.1(b)
      Minimum Contribution                            8.4(a)(i)
      Non-Key Employee                                8.3(c)
      One-Year Period of Severance                    5.5(d)(iii)
      Period of Severance                             5.5(d)(v)
      Period of Service                               5.5(d)(vi)
      Plan Administrator                              10.2
      Post-Tax Contribution Account                   12.(d)
      Reemployment Commencement Date                  5.5(d)(iv)
      Rollover Contribution                           12.2
      Rollover Contribution Account                   12.2
      Severance from Service Date                     5.5(d)(ii)
      Spousal Consent                                 6.5(b)
      Super Top Heavy                                 8.3(d)

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      Suspense Account                                4.4(b)(iv)
      Top Heavy                                       8.2
      Transferred Assets                              12.1
      Transferred Matching Account                    12.1(c)


1.36 COMPLIANCE WITH THE ACT AND THE CODE. This Plan shall be interpreted and effectuated to comply with the applicable requirements of the Act and the Code.

1.37 GOVERNING LAW AND RULES OF CONSTRUCTION. This Plan shall be governed in all respects, whether as to construction, capacity, validity, performance or otherwise, by the laws of the United States and, to the extent not superseded by the laws of the United States, by the laws of the State of Texas. Wherever reasonably necessary, pronouns of any gender shall be deemed synonymous, as shall singular and plural pronouns. The index to the Plan and the headings to the Articles and sections of the Plan are included solely for convenience and shall in no event affect, or be used in connection with, the interpretation of the Plan. Each provision of the Plan shall be treated as severable, to the end that, if any one or more provisions shall be adjudged or declared illegal, invalid or unenforceable, the Plan shall be interpreted, and shall remain in full force and effect, as though such provision or provisions had never been contained in this Plan.

1.38 POWER TO INTERPRET. Subject to section 1.36 (Compliance with the Act and the Code), the Committee shall have power to construe this Plan, to correct any defect, supply any omission, or reconcile any inconsistencies in such manner and to such extent as the Committee shall deem Proper to carry the Plan into effect.

1.39 PROFIT SHARING PLAN. This Plan is intended to be a profit sharing plan and, specifically, not a plan to which section 412 of the Code applies.

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                                    ARTICLE 2
                                  PARTICIPATION

2.1 PARTICIPATION. Each Covered Employee shall become a Participant as follows:

      (a) Participants in the Hamilton Brothers Oil Company Thrift Plan on December 26, 1988 shall automatically become Plan Participants on January 1, 1989 if they are Covered Employees on that date.

      (b) Participants in the Acadian Gas Pipeline System Capital Accumulation Plan on January 31, 1991 shall automatically become Plan Participants on February 1, 1991 if they are Covered Employees on that date.

      (c) Employees who were employed by Enserch Corporation and who became employed by the Company between December 1, 1991 and January 2, 1992, shall become Participants on January 1, 1992, provided they are Covered Employees on that date.

      (d) Employees who are employed by Cypress Gas Pipeline Company (formerly Monterey Pipeline Corporation), or STHC Pipeline Company or Tejas Gas Pipeline Company (formerly Exxon Gas System, Inc.) on September 16, 1993, shall become Participants on that date.

      (e) Employees who were employed by East Texas Industrial Gas Company on October 12, 1993, and who became Covered Employees on October 16, 1993, shall become Participants on October 16, 1993.

      (f) Employees who were employed by LEDCO, Inc. on February 10, 1995, and who became employed by the Company on February 13, 1995, shall become Participants on that date.

      (g) Employees who are employed by Transok, Inc., on June 6, 1996, shall become Participants on June 6, 1996.

      (h) All other Employees shall become Participants on the first day of the month next following their completion of one Hour of Service with the Company, provided they are Covered Employees on that date.

2.2   ELECTIVE CONTRIBUTION AGREEMENTS.

      (a) IN GENERAL. A Participant shall not be entitled to receive an allocation of Elective Contributions unless and until he or she shall have filed with the Committee an Elective Contribution Agreement. "Elective Contribution Agreement" means the document by which a Participant elects to reduce his Compensation by a designated amount and have that amount contributed to the Plan.

      (b) EXECUTION AND REVOCATION. A Participant's Elective Contribution Agreement

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may be executed at any time. Such agreement shall be effective on the date the
Employee becomes a Participant, if made before that date. Otherwise, it will become effective on the first of the month after it is made and the agreement processed. An Elective Contribution Agreement shall remain in effect until the Participant cancels or changes it. A Participant may change the amount of his Elective Contribution no more frequently than once a month. A Participant may cancel Elective Contributions effective as soon as administratively practicable. A Participant may make, change or cancel an Elective Contribution Agreement in accordance with the Committee's rules and procedures in effect at the time. The Committee may add or delete dates on which such elections may be made and may alter the effective dates for those elections in its sole Discretion. However, the Elective Contribution Agreement shall be executed prior to the beginning of the pay period for which it is to be effective.

      (c) LIMITS ON ELECTION. Elections to reduce the portion of Compensation which is base salary may be made in one percent (1%) increments up to a maximum of fifteen percent (15%) of base salary. Elections to reduce the portion of Compensation which is bonus may equal sixty percent (60%) or one hundred percent (100%) of the bonus before adjustment for interim earnings and withholding. However, all Elective Contributions in a Plan Year shall not exceed $7,000, adjusted for cost-of-living by the Secretary of the Treasury pursuant to Section 402(g)(5) of the Code, and shall not exceed the limitations on annual contributions under section 4.4. The Company may reduce elections so that such limits are not exceeded. An Elective Contribution shall be deemed made in a calendar year to the extent it is not includable in the Employee's gross income for the calendar year.

2.3   PARTICIPATION AFTER TERMINATION OF EMPLOYMENT.

      (a) DURATION OF PARTICIPATION. A Covered Employee who becomes a Participant shall continue to be a Participant until the date on which he or she ceases to be a Covered Employee and thereafter until the date on which he or she ceases to have a Nonforfeitable interest in his or her Account; provided, however, that a Participant who is not a Covered Employee shall not be entitled to make Elective Contributions.

      (b) PARTICIPATION AFTER REEMPLOYMENT. A former Participant who is reemployed by the Company shall be eligible to again become a Participant in the Plan as of the first day of the month next following his or her completion of one Hour of Service as a Covered Employee of the Company.

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                                    ARTICLE 3
                                  CONTRIBUTIONS

3.1   TYPE, AMOUNT AND TIME OF CONTRIBUTIONS.

      (a) ELECTIVE CONTRIBUTIONS. The Company shall contribute for any Plan Year an amount equal to the amount by which the Participant has reduced his or her Compensation pursuant to an Elective Contribution Agreement ("Elective Contribution"). All Elective Contributions shall be made to the Trust for a Plan Year as soon as reasonably possible following the date the Participant's Compensation is reduced with respect to the Elective Contribution and in no event later than the due date for filing the Company's federal income tax return, plus extensions, for the Company's taxable year ending with or within the Plan Year for which the Elective Contributions are made.

      (b) MATCHING CONTRIBUTIONS. The Company shall contribute on behalf of each Participant who makes an Elective Contribution a matching contribution for the Plan Year equal to the Participant's Elective Contribution for the Plan Year, but not to exceed three percent (3%) of the portion of the Participant's Compensation which is base salary ("Matching Contribution"). The Company may make Matching Contributions either in Tejas Gas Corporation common stock ("Company Common Stock") or in cash. However, Matching Contributions made for a Plan Year may be adjusted to reflect the fact that Matching Contributions are not made for certain Participants as provided in section 4.1(b) (Allocation of Matching Contributions) such that Matching Contributions for a Plan Year shall not exceed allocations for a Plan Year under section 4.1(b). All Matching Contributions, if any, for a Plan Year shall be made to the Trust not later than the due date for filing the Company's federal income tax return, plus extensions, for the Company's taxable year ending with or within the Plan Year for which the Company contributions are made.

      (c) TRANSFERRED ASSETS AND ROLLOVER CONTRIBUTIONS. Rules respecting Transferred Assets and Rollover Contributions are described in Article 12 (Transferred Assets and Rollover Contributions).

3.2 RETURN OF CONTRIBUTIONS. In no event shall the Company receive any amounts from the Trust except such amounts, if any, as set forth below:

      (a) MISTAKE OF FACT. In the event of a contribution made by the Company on a mistake of fact, such contribution shall be returned to the Company within one year after payment thereof.

      (b) QUALIFICATION. If the determination letter issued by the District Director of the Internal Revenue Service with respect to the Plan is an initial determination letter and is to the effect that the Plan and Trust herein set forth do not meet the requirements of sections 401(a) and 501(a) of the Code, the Company shall withdraw, within one year of the date of issuance of such letter, all of its contributions made on and after the Effective, Date, as though it had never adopted this Plan and Trust.

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      (c) DEDUCTIBILITY. Each contribution hereunder is conditioned upon the deductibility of such contribution under section 404 of the Code and shall be returned to the Company no later than one year from the date a deduction of the contribution is disallowed (to the extent of the disallowance).

                                    ARTICLE 4
                            ALLOCATIONS AND ACCOUNTS

4.1   PARTICIPANTS' SHARE OF CONTRIBUTIONS.

      (a) ALLOCATION OF ELECTIVE CONTRIBUTIONS. The Committee shall establish an Elective Contribution Account to receive Elective Contributions for each Participant who completes an Elective Contribution Agreement and shall thereafter maintain records thereof. Such Participant's Elective Contributions shall be allocated to his Elective Contribution Account as soon as practicable after such contributions are received by the Trust except where Elective Contributions are made to the Trust for the preceding Plan Year, in which case such contributions shall be allocated to the Participant's Elective Contribution Account as of the last day of such preceding Plan Year.

      (b) ALLOCATION OF MATCHING CONTRIBUTIONS. The Committee shall establish a Matching Contribution Account for each Participant to receive Matching Contributions and thereafter maintain records thereof. Matching Contributions shall be allocated to the Matching Contribution Account of each Participant who makes Elective Contributions for the Plan Year for which the contribution is made, provided such Participant has not been discharged for cause, or has not voluntarily terminated employment with the Employer Group prior to the last day of the Plan Year for reasons other than (i) Retirement, (ii) early retirement after attaining age 55 and completing five Years of Service while in good standing as determined by the Company in a nondiscriminatory manner, (iii) death, or (iv) Disability. Matching Contributions shall be allocated to each eligible Participant's Matching Contribution Account as of the last day of the Plan Year for which such contribution is made.

      (c) ALLOCATION OF TRANSFERRED ASSETS AND ROLLOVER CONTRIBUTIONS. Assets transferred pursuant to Article 12 (Transferred Assets and Rollover Contributions) shall be allocated to a Participant's Elective Contribution Account, Transferred Matching Account, Post-Tax Contribution Account, Rollover Contribution Account or other account, as provided in Article 12, as soon as practicable after the date the Transferred Assets are received by the Trustee.

      (d) ALLOCATION OF FORFEITURES. Any amounts forfeited by any Participant during the Plan Year from his Matching Contribution Account and Transferred Matching Account pursuant to sections 4.2(d) (Distribution of Excess Contributions), 4.3 (Adjustment of Allocations to Matching Contribution Accounts) and 5.3 (Forfeiture of Nonvested Portion of Matching Contribution Account) shall be used first to restore Forfeited amounts pursuant to sections
5.4 (Repayment of Distribution on Reemployment) and 10.13 (Unclaimed Benefits); and second to reduce the Company's Matching Contributions under section 3.2

(Matching Contributions) to the extent of such contributions.

4.2   ADJUSTMENT OF ALLOCATIONS TO ELECTIVE CONTRIBUTION ACCOUNTS.

      (a) LIMITS. The allocations for a Plan Year to the Elective Contribution Accounts of Participants who are Highly-Compensated Employees shall be limited as provided in section 401(k)(3) of the Code, Treasury Regulation section 1.401(k)-1(b), section 401(m)(9) of the Code, and Treasury Regulation section 1.401(m)-2, which are incorporated herein by reference. These sections prohibit the average Elective Contributions of Highly-Compensated Employees, when expressed as a percentage of compensation as defined in section 414(s) of the Code (the "ADP"), from exceeding: (i) 1.25 times such average for other Participants, or (ii) two times such average for other Participants, where the difference between the averages does not exceed two percentage points.

      (b) REDUCTION OF ELECTIVE CONTRIBUTIONS. If the Administrator determines prior to the end of the Plan Year that the limit described in subsection 5.2(a) will be exceeded for the Plan Year, then the Administrator will require that the amount of Elective Contributions that may be remitted to the Plan on behalf of Highly-Compensated Employees be proportionately reduced to the extent necessary to ensure that one of the discrimination tests set forth in subsection 4.2(a) is satisfied. In the event that excess Elective Contributions have not been remitted by the Employer to the Trust, the Employer will return such contributions to the Participant as additional cash remuneration to the extent necessary to meet the discrimination tests.

      (c) DISTRIBUTION OF EXCESS CONTRIBUTIONS. Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto as described in subsection (f) below, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. Such distribution will be made to Highly-Compensated Employees on the basis of the amount of contributions by, or on behalf of, each of such employees. Excess Contributions shall be treated as contributions for purposes of section 4.4 (Limitations on Annual Contributions), even though they are distributed. Matching Contributions made with respect to Excess Contributions shall be forfeited, whether or not Nonforfeitable, and shall not be taken into account in determining the limits on Matching Contributions imposed by subsection 4.3(a).

      (d) ACCOUNTING FOR EXCESS CONTRIBUTIONS. Excess Contributions shall be distributed from the Participant's Elective Contribution Account in proportion to the Participant's Elective Contributions.

      (e) DEFINITION OF EXCESS CONTRIBUTIONS. "Excess Contributions" means, with respect to any Plan Year, the excess of:

            (i) the aggregate amount of Company contributions actually taken into account in computing the ADP of Highly-Compensated Employees for such Plan Year, over

            (ii) the maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly- Compensated Employees in order of the ADP's, beginning with the highest of such percentages).

      (f) DETERMINATION OF INCOME OR LOSS. Excess Contributions shall be adjusted for any income or loss up to the end of the Plan Year in which made. The income or loss allocable to Excess Contributions is the income or loss allocable to the Participant's Elective Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions with respect to the ADP test for the year and the denominator is the Participant's Elective Contribution Account without regard to any income or loss occurring during such Plan Year.

4.3   ADJUSTMENT OF ALLOCATIONS TO MATCHING CONTRIBUTION ACCOUNTS.

      (a) LIMITS. The allocations for a Plan Year to the Matching Contribution Accounts of Participants who are Highly-Compensated Employees shall be limited as provided in section 401(m)(2) of the Code, Treasury Regulation section 1.401(m)-1(b), section 401(m)(9) of the Code, and Treasury Regulation section 1.401(m)-2, which are incorporated herein by reference. These sections prohibit the average Matching Contributions of Highly-Compensated Employees, when expressed as a percentage of compensation as defined in section 414(s) of the Code (the "ACP"), from exceeding: (i) 1.25 times such average for other Participants, or (ii) two times such average for other Participants, where the difference between the averages does not exceed two percentage points.

      (b) FORFEITURE OR DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto as described in subsection
(e) below, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Such forfeiture or distribution will be made to Highly-Compensated Employees on the basis of the amount of contributions on behalf of, or by, each such employee. Excess Aggregate Contributions shall be treated as contributions for purposes of section 4.4 (Limitations on Annual Contributions), even though they are forfeited or distributed. Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer contributions.

      (c) ACCOUNTING FOR EXCESS AGGREGATE CONTRIBUTIONS. Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro-rata basis from the Participant's Matching Contribution Account and, if applicable, the Participant's Elective Contribution Account.

      (d) DEFINITION OF EXCESS AGGREGATE CONTRIBUTIONS. "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

            (i) the aggregate Contribution Percentage Amounts actually taken into account in computing the numerator of the Contribution Percentage of Highly- Compensated Employees for such Plan Year, over

            (ii) the maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly- Compensated Employees in order of their Contribution Percentages, beginning with the highest of such percentages).

            (iii) For purposes of this subsection, "Contribution Percentage"
                  means the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's compensation as defined in section 414(s) of the Code.

            (iv) For purposes of this subsection, "Contribution Percentage Amounts" means the Matching Contributions plus Elective Contributions to the extent not taken into account for purposes of the ADP test made on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Contributions or Excess Aggregate Contributions. The Employer may use Elective Contributions in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Contributions are used in the ACP test and continues to be met following the exclusion of those Elective Contributions that are used to meet the ACP test.

      (e) DETERMINATION OF INCOME OR LOSS. Excess Aggregate Contributions shall be adjusted for any income or loss up to the end of the Plan Year in which made. The income or loss allocable to Excess Aggregate Contributions is the sum of the income or loss allocated to the Participant's Matching Contribution Account, and Elective Contribution Account to the extent such amounts are used in the ACP test, for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's account balances attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year.

      (f) MULTIPLE USE. If the sum of the ADP (defined in section 4.2(a)) and the ACP (defined in section 4.3(a)) of those Highly-Compensated Employees who both make Elective Contributions and receive a Matching Contribution exceeds the Aggregate Limit (determined as provided in Treas. Reg. section 1.401(m)-2), then the ACP of such Highly-Compensated Employees will be reduced (beginning with such Highly-Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly-Compensated Employee's Matching Contribution is reduced shall be treated as an Excess Aggregate Contribution and forfeited or distributed as provided in Paragraph (b) above. The ADP and ACP of the Highly-Compensated Employees are determined for purposes of the multiple use test after any corrections required to meet the ADP and the ACP tests without regard to this paragraph (f). Multiple use does not occur if either the ADP or the ACP of Highly-Compensated Employees does not exceed 1.25 multiplied by the ADP or the ACP of Employees who are not Highly-Compensated Employees.

4.4   LIMITATION ON ANNUAL CONTRIBUTIONS.

      (a) IN GENERAL. Notwithstanding anything in this Plan to the contrary, the sum of Elective Contributions and Matching Contributions allocated to the Accounts of a Participant may not exceed the lesser of:

      (i)   $30,000, indexed as provided in section 415(c)(1)(A) of the Code; or

      (ii)  25 percent of the Participant's Section 415 Compensation.

In determining this limit, the provisions of section 415 of the Code, which is hereby incorporated by reference, apply in accordance with Subsections (b), (c), and (d) below.

      (b)   ACTIONS TO BE TAKEN TO AVOID EXCEEDING LIMIT.

      (i) If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Section 415 Compensation, a reasonable error in determining the amount of Elective Contributions that may be made with respect to any individual under the limits of section 415 of the Code, or under other limited facts and circumstances that the Commissioner of Internal Revenue may determine, the limitation set forth in section 4.4(a) would otherwise be exceeded with respect to a Participant in a Plan Year, then the Trustee shall act as provided in subsections (ii), (iii), (iv), (v) in the order set forth.

      (ii) If any of the excess is permitted to be refunded to the Company pursuant to section 3.2 (Return of Contributions), the Trustee shall refund this portion of the excess.

      (iii) Unmatched Elective Contributions shall be returned to the Participant to the extent the return would reduce the excess. These amounts shall be disregarded for purposes of the limits on Elective Contributions under sections 2.2(c) (Limits on Election), 4.2 (Adjustment of Allocations to Elective Contribution Accounts), and
            4.3 (Adjustment of Allocations to Matching Contribution Accounts).

      (iv) The remaining excess amount, determined first by reference to Matching Contributions, and then to Elective Contributions, shall be held unallocated in a separate account (the "Suspense Account"). Investment gains and losses and other income shall be credited to the Suspense Account. If the Participant is an Employee at the end of the Plan Year next following the

            Plan Year with respect to which the limit set forth in section 4.4(a) would otherwise be exceeded, the amount in the Suspense Account shall be used to reduce the appropriate contributions for such Participant for that next Plan Year, and for succeeding Plan Years, as necessary to exhaust the Suspense Account, if he or she is an Employee at the end of such succeeding Plan Year. If the Participant is not an Employee at the end of such succeeding Plan Year, the amount in the Suspense Account shall be allocated and reallocated in that next Plan Year (and succeeding Plan Years), as necessary to exhaust the Suspense Account, to the appropriate Accounts of the remaining Participants, as provided in section 4.1 (Participants' Share of Contributions) to the extent of the contributions to be allocated before the Company may make such contributions to the Plan for such next following Plan Year (or such succeeding Plan Years).

      (v) Upon the termination of the Plan as provided in section 11.1 (Termination of Plan), any amounts in the Suspense Account on the date of such termination shall be allocated and reallocated as provided in the proceeding sentence and any excess shall be returned to the Company.

      (c) PARTICIPANT IN ANOTHER DEFINED CONTRIBUTION PLAN. If a Participant also participates in a defined contribution plan (within the meaning of section 415(k) of the Code), other than the Plan, maintained by any Employer Group (as modified by section 415(h)), and the limitations set forth in section 415 of the Code would otherwise be exceeded, the amount to be allocated to such Participant's account under such other defined contribution plan shall, to the extent permitted under such other plan, be reduced to eliminate such excess prior to making any reduction pursuant to sections 4.4(b) and (d).

      (d) PARTICIPATION IN A DEFINED BENEFIT PLAN. If the Participant also participates in a defined benefit plan (within the meaning of section 415(k) of the Code) maintained by any Employer Group (as modified by section 415(h)), and the limitations set forth in section 415(e) of the Code would otherwise be exceeded, the benefit provided under the defined benefit plan shall, to the extent permitted under such other plan, be reduced to eliminate such excess prior to making any reduction pursuant to section 4.4(b).

4.5 PERIODIC ADJUSTMENTS TO ACCOUNTS. Adjustments shall be made from time to time to each Participant's Account as follows:

      (a) FOR DISTRIBUTIONS. The Committee shall direct the Trustee to debit each Account currently in respect of any distributions of benefits therefrom.

      (b) FOR PROFITS AND LOSSES. A Participants Accounts shall be valued at fair market value on each Valuation Date. In determining fair market value of a Participant's Accounts, the Committee shall instruct the Trustee to use such method of accounting as the Committee shall determine in its Discretion. Earnings and losses shall be allocated to each Participant's Accounts on each Valuation Date.

4.6   FEES AND EXPENSES.

      (a) FEES. Members of the Committee shall serve without remuneration, but the Trustee shall be paid fees in such amount and manner as may from time to time be mutually agreed to in writing between the Trustee and the Company; provided, however, that no fees (except for reimbursement of expenses properly and actually incurred) shall be paid to a Trustee for any period during which such person received full-time compensation from the Company or any member of the Employer Group and also served as Trustee.

      (b) EXPENSES. The expenses of the Trustee and the Committee, including but not limited to the Trustee's fees, shall be paid by the Company. However, if the Company elects not to pay these expenses for any reason, such expenses shall be paid by the Trustee out of the Trust Fund. Moreover, any expenses which the Trustee or Committee shall incur with special reference to any Participant's Account may, in the Committee's Discretion, first be accounted for and charged against such Account to the extent that the same is sufficient for such purpose. Further, the Committee, in its Discretion, may decide to use another method of accounting for expenses in a nondiscriminatory manner.

4.7 SEPARATE ACCOUNTING. The provisions of this Article 4 shall be so applied and interpreted as to provide separate accounting within the meaning of section 204(b)(2)(B) of the Act for each Participant's interest under the Plan. The fact that an individual account is established for each Participant shall not be construed to give such Participant any interest in such account except as provided in Article 6 (Benefits and Distributions) and elsewhere in the Plan.

                                    ARTICLE 5
                                     VESTING

5.1 VESTING IN ELECTIVE CONTRIBUTION ACCOUNT. A Participant's interest in his or her Elective Contribution Account shall at all times be fully vested and Nonforfeitable.

5.2 VESTING IN MATCHING CONTRIBUTION ACCOUNT. A Participant shall have a Nonforfeitable right to his or her Matching Contribution Account in accordance with the vesting schedule below, except that a Participant who Retires, dies, or becomes Disabled shall become fully Nonforfeitable on such event:

      COMPLETED YEARS OF SERVICE                NONFORFEITABLE PERCENTAGE

            Less than 1 year                              0%
                  1 year                                 20%
                  2 years                                40%
                  3 years                                60%
                  4 years                                80%
                  5 years                               100%

Notwithstanding the preceding, Transok, Inc. Employees at the Crescent, Ames and North Louisiana gathering systems who became employees of the entity which purchased the relevant assets from Transok, Inc. immediately after the purchase shall have a Nonforfeitable percentage of one hundred percent (100%) on such date.

5.3 FORFEITURE OF NONVESTED PORTION OF MATCHING CONTRIBUTION ACCOUNT. The nonvested portion of a Participant's Matching Contribution Account shall be forfeited at the end of the Plan Year in which a Participant or Beneficiary receives a distribution of the vested portion of his or her Accounts due to termination of employment. However, if the Participant does not receive a distribution before he or she looses the ability to become vested in a portion of the Participant's Accounts pursuant to section 5.5(b)(iii), the nonvested portion shall be forfeited on the date such ability to be come vested is lost. The Forfeiture shall be used as provided in section 4.1(d) (Allocation of Forfeitures).

5.4 RESTORATION OF FORFEITURE UPON REEMPLOYMENT. If a Participant receives a distribution of his Matching Contribution Account which does not include the entire balance of his Matching Contribution Account, and is later reemployed as a Covered Employee, such Participant's Matching Contribution Account shall be restored to its amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution on or before the end of five (5) consecutive one-year Periods of Severance beginning after the distribution. Such restoration shall be made on the Anniversary Date coincident or next following the repayment first from Forfeitures for the Plan Year of the restoration, to the extent of such Forfeitures, as provided in section 4.1(d) (Allocation of Forfeitures). To the extent the Forfeitures are insufficient, such restoration shall be made from the net income or gain of the Trust Fund for such Plan Year, and if such net income or gain is insufficient, shall be made from additional Company Contributions.

5.5   YEARS OF SERVICE.

      (a) GENERAL RULE. An Employee shall be credited with the number of Years of Service equal to the number of whole years of his Periods of Service, whether or not such Periods of Service were completed consecutively. In order to determine an Employee's whole Years of Service, nonsuccessive Periods of Service shall be aggregated with less than whole Years of Service aggregated on the basis that 365 days of service equal a whole Year of Service.

      (b) EXCEPTIONS. All Periods of Service, as determined in subsection (a) above, shall be taken into account except the following:

      (i) In the case of any Employee who has a One Year Period of Severance, Periods of Service before such One Year Period of Severance shall not be required to be taken into account until such Employee has completed a one year Period of Service subsequent to his Reemployment Commencement Date.

      (ii) In the case of any Employee who has no vested right to any benefit derived from Employer Contributions hereunder, Periods of Service with the Employer before a Period of Severance shall not be required to be taken into account if the Employee's latest Period of Severance equals or exceeds five (5) consecutive years. The Period of Service before such Period of Severance shall be deemed not to include any Period of Service not required to be taken into account by reason of any prior Period of Severance.

      (iii) Periods of Service after any five (5) consecutive One Year Periods of Severance shall not be taken into account for purposes of determining the Participant's Nonforfeitable interest in Plan benefits prior to such five (5) consecutive year One Year Periods of Severance.

      (c) SERVICE SPANNING RULES. In determining the Period of Service, an Employee's Periods of Severance shall be counted as Periods of Service under the following circumstances:

      (i) If an Employee severs from service by reason of his quitting, discharge, or retirement and the Employee then performs an Hour of Service for a member of the Employer Group within twelve (12) months of his Severance from Service Date, his Period of Severance is taken into account under the Plan as a Period of Service.

      (ii) Notwithstanding subsection (i) above, if an Employee severs from service by reason of his quitting, discharge or retirement during an absence from service of twelve (12) months or less for any reason other than his quitting, discharge or retirement, and then performs an Hour of Service for a member of the Employer Group after twelve
            (12) months from the date on which the Employee was first absent from service, his Period of Severance shall not be taken into account under the Plan as a Period of Service.

      (d)   DEFINITIONS.

      (i) EMPLOYMENT COMMENCEMENT DATE means the date on which an Employee first performs an Hour of Service.

      (ii)  SEVERANCE FROM SERVICE DATE means the earlier of:

            (A) The date on which an Employee quits, retires, is discharged or dies; or

            (B) The first anniversary of the first day of a period in which the Employee remains absent from service (with or without pay) with the Employer Group for any reason other than his quitting, retirement, discharge or death, including, but not limited to, vacation, holiday, sickness, disability, leave or absence or layoff.

      (iii) ONE YEAR PERIOD OF SEVERANCE is determined on the basis of a twelve-consecutive-month period beginning on the Severance from Service Date and ending on the first anniversary of such date provided that the Employee during such twelve-consecutive-month period does not perform an Hour of Service. The above notwithstanding, in the case of an individual who is absent from work for maternity or paternity reasons, the twelve-consecutive-month period beginning on the first anniversary of the first day of such absence shall not constitute a One Year Period of Severance. For purposes of this subsection, an absence from work for maternity or paternity reasons means an absence (A) by reason of the pregnancy of the individual, (B) by reason of the birth of a child of the individual, (C) by reason of the placement of child with the individual in connection with the adoption of such child by such individual, or (D) for purposes of caring for such child for a period beginning immediately following such birth or placement.

      (iv) REEMPLOYMENT COMMENCEMENT DATE means the first date following a Period of Severance which is not required to be taken into account under the Service Spanning Rules in section 5.5(c) on which an Employee performs an Hour of Service.

      (v) PERIOD OF SEVERANCE means the period of time commencing on the Severance from Service Date and ending on the date on which an Employee again performs an Hour of Service. A Period of Severance prior to June 6, 1996, under the Central and South West System Pension Plan will be considered a Period of Severance under this Plan.

      (vi) PERIOD OF SERVICE means a period of service commencing on the Employee's Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the Severance from Service Date. Periods of Service shall be aggregated unless such Periods may be disregarded under section 5.5(b). For purposes of this definition, the following service shall be counted:

            (A)   Service with the Company;

            (B)   Service with any member of the Employer Group;

            (C) Service with Gulf Energy Development Corporation prior to January 1, 1989;

            (D) Service with Hamilton Brothers Oil Company prior to January 1, 1989;

            (E) Service with Acadian Gas Pipeline System prior to February 1, 1991, for employees who were employed by that entity on January 31, 1991, and who became Covered Employees on February 1, 1991;

            (F) Service with Texas Oil and Gas Corp. and Delhi Gas Pipeline Corporation prior to January 1, 1991, for employees who were employed by one of those entities on December 27, 1990 and who became Covered Employees on January 1, 1991;

            (G) Service with Enserch Corporation for Employees who were employed by Enserch Corporation and who became employed by the Company between December 1, 1991, and January 2, 1992;

            (H) Service with Monterey Pipeline Corporation, the predecessor of Cypress Gas Pipeline Company, or service with STHC Pipeline Company and Exxon Gas System, Inc., the predecessors of Tejas Gas Pipeline Company, prior to September 16, 1993, for employees of Cypress Gas Pipeline Company, or STHC Pipeline Company or Tejas Gas Pipeline Company, on September 16, 1993;

            (I) Service with East Texas Industrial Gas Company prior to October 16, 1993, for employees who were employed by that company on October 12, 1993 and became Covered Employees on October 16, 1993;

            (J) Service with LEDCO, Inc. prior to February 13, 1995 for employees who were employed by that company on February 10, 1995 and who became Covered Employees on February 13, 1995; and

            (K)   Service with Transok, Inc. prior to June 6, 1996.

                                    ARTICLE 6
                           BENEFITS AND DISTRIBUTIONS

6.1 DISTRIBUTION ON TERMINATION OF EMPLOYMENT. A Participant whose employment with the Company has terminated (as defined in Article 7 (Termination of Employment)), whether due to quitting or discharge, death or disability, shall be eligible to receive a distribution of the Nonforfeitable balance of his Account, determined as of the Valuation Date coincident with or next succeeding the date of such termination of employment, paid in such manner and at such time as may be permitted under section 6.4 (Payment of Benefits on Termination of Employment Other than Death) and section 6.5 (Payment of Benefits on Death).

6.2 DISTRIBUTION UPON ATTAINMENT OF AGE 59-1/2. Upon application as provided by the Committee, a Participant who has attained Age fifty-nine and one-half (59-1/2) and who is not eligible to receive a distribution under section 6.1 (Termination of Employment), shall be eligible to receive a distribution of all or any portion of the interest of such Participant's Elective Contribution Account determined as of the Valuation Date on or next preceding the date an application for such distribution is received by the Committee. A distribution under this section 6.2 shall be made as soon as practicable after the application is received. A Participant may receive only one such distribution in a Plan Year. Distributions under this section 6.2 shall reduce a Participant's Accounts and Investment Funds in accordance with rules established by the Committee.

6.3   DISTRIBUTION ON ACCOUNT OF HARDSHIP.

      (a) IN GENERAL. Upon application as provided by the Committee, a Participant who experiences a Hardship shall be entitled to receive a Distribution on Account of Hardship while he or she is a Covered Employee of all or a portion of the Participant's Nonforfeitable Accounts other than earnings on Elective Contributions. The amount in an Account shall be determined as of the Valuation Date on or next preceding the date of the application. For purposes of this section 6.3, a Hardship is described in (b) below and a Distribution on Account of Hardship is described in (c) below. A distribution which the Committee permits under this section 6.3 shall be made as soon as practicable following the date such application is approved as provided by the Committee. However, no more than one such distribution shall be made in any one Plan Year. Hardship distributions under this section 6.3 shall reduce a Participant's Accounts and Investment Funds in accordance with rules established by the Committee.

      (b) HARDSHIP. A Hardship is an immediate and heavy financial need of the Participant on account of:

      (i) medical expenses described in section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in section 152 of the Code) or necessary for these persons to obtain medical care described in section 213(d) of the Code;

      (ii) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

      (iii) payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, his or her spouse, children or dependents;

      (iv) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; or

      (v) any other event or expense which, in the Committee's Discretion, gives rise to an immediate and heavy financial need, such as, but not limited to, funeral expenses.

      (c) DISTRIBUTION ON ACCOUNT OF HARDSHIP. A distribution is on Account of Hardship if:

      (i) the distribution is not in excess of the amount of the immediate and heavy financial need, and

      (ii) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Company.

      (d) SUSPENSION OF ELECTIVE CONTRIBUTIONS. If a Participant receives a Distribution on Account of Hardship, the Participant may not make Elective Contributions until the Valuation Date next following twelve (12) months after receipt of the Hardship distribution. In addition, the Participant may not make Elective Contributions for the calendar year immediately following the calendar year of the Distribution on Account of Hardship in excess of the indexed $7,000 limit specified in section 2.2(c) (Limits on Election) for such next calendar year less the amount of such Participant's Elective Contributions for the calendar year of the Hardship distribution.

      (e) INFORMATION REQUIRED. The Committee shall determine the existence of a Hardship based upon information supplied by the Participant; provided, however, that the Committee may request the Participant to supply such additional materials as it may deem appropriate in order to make its determination.

      (f) VESTING AFTER WITHDRAWAL FROM PARTIALLY VESTED ACCOUNT. At any relevant time, the Nonforfeitable portion of a Matching Contribution Account which was reduced by a hardship withdrawal when partially Nonforfeitable is equal to an amount ("X") determined by the formula: X = P (AB + D) - D, where P is the vested percentage at the relevant time; AB is the account balance at the relevant time; D is the amount of the distribution; and the relevant time is the time at which the Nonforfeitable percentage in the account can not increase.

6.4   PAYMENT OF BENEFITS ON TERMINATION OF EMPLOYMENT OTHER THAN DEATH.

      (a) AUTOMATIC LUMP SUM DISTRIBUTION. If the total amount in all of a Participant's Accounts as of the Valuation Date on or next following the Participant's termination of employment with the Company is Three Thousand Five Hundred Dollars ($3,500) or less, the Trustee shall distribute such balance in a lump sum as soon as administratively possible after such Valuation Date without application from the Participant or Beneficiary.

      (b) OTHER DISTRIBUTION. A Participant whose Account is greater than Three Thousand Five Hundred Dollars ($3,500) as of the Valuation Date on or next following the Participant's termination of employment with the Company must apply for benefits in order to receive them prior to the deadline for benefits specified in 6.4(c) (Deadline for Payment). Such application shall be made as provided by the Committee. The Committee may require any Participant, Beneficiary or other person applying for benefits to furnish it with any information reasonably necessary for the Proper administration of the Plan. If such Participant, Beneficiary or applicant shall fail to furnish such information, the Committee may compute his or her benefits, if any, on any basis deemed reasonably fit by it. No benefits shall be paid unless proof satisfactory to the Committee evidencing entitlement to such benefits is presented to the Committee by the person or persons claiming such benefits. Upon satisfactory application, a lump sum distribution shall be paid to the Participant as soon as administratively possible after the Valuation Date coincident with or next following the date of such satisfactory application. Profits and losses shall continue to be credited to Accounts pursuant to section 4.5 (Periodic Adjustments to Accounts) until the Valuation Date next preceding the date of distribution.

      (c) DEADLINE FOR PAYMENT. In any event, payment of the Participant's benefit shall be made on the earliest of:

      (i) the sixtieth (60th) day after close of the Plan Year in which occurs the latest of the following:

            (A)   the date the Participant reaches Age sixty-five (65);

            (B) the tenth (10th) anniversary of the date the Participant commenced participation in the Plan; or

            (C) the termination of the Participant's employment with the Company; or

      (ii) for five percent owners (as defined in section 416 of the Code) only, the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

      (iii) the date of the Participant's death.

Notwithstanding the foregoing, if the amount of the payment required to commence on the date determined pursuant to this section 6.4 cannot be ascertained by such date or if the Committee has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained under the Plan or the date on which the Participant is located (whichever is applicable).

6.5   PAYMENT OF BENEFITS UPON DEATH.

      (a) IN GENERAL. Upon the death of a Participant (whether while an employee or after employment terminates) prior to commencement or payment of benefits under section 6.4 (Payment of Benefits on Termination of Employment Other than Death), the Nonforfeitable balance in the Participant's Account on the Valuation Date next following the date of death will be paid in a lump sum: (i) to the Participant's Beneficiary, if the Participant is not married on his date of death or has designated another Beneficiary as provided below, or (ii) to the Participant's spouse. The Participant may designate a Beneficiary other than his or her spouse at any time with Spousal Consent as described in (b) below.

      (b) SPOUSAL CONSENT. Spousal Consent to a Beneficiary designation other than the spouse shall be in writing, shall acknowledge the effect of the Beneficiary designation, and shall be witnessed by a notary public or by a Plan representative. However, the requirement of Spousal Consent shall not apply if the Participant establishes to the satisfaction of the Committee that the required consent may not be obtained because there is no spouse, or because the spouse cannot be located, or because of such other reasons as may be permitted by regulations promulgated by the Secretary of the Treasury. For purposes of Spousal Consent, a former spouse shall be treated as a spouse to the extent specified in a 'qualified domestic relations order' within the meaning of section 414(p) of the Code. Spousal Consent shall be irrevocable unless the Employee changes his or her Beneficiary designation and shall be limited to the designated Beneficiary. However, the spouse may specifically consent to future Beneficiary changes by the Participant without the need to obtain additional consent of the spouse ("General Consent"). Such a General Consent shall acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and that the spouse voluntarily relinquishes this right. A spouse's General Consent shall be irrevocable.

      (c) DESIGNATION OF BENEFICIARY. A Participant shall have the right to file with the Committee, at any time after his or her Plan participation commences, a written designation of Beneficiary, subject to section 6.5 (a) and (b), which designation may from time to time be amended and revoked, provided, however, that no designation, amendment, or revocation thereof shall become effective if filed after such Participant's death. In the absence of an effective designation of Beneficiary, or if the Beneficiary shall not survive the Participant, then his or her death benefits shall be paid to the individual (or to the individuals in equal shares, per capita) in the first of the following classes of successive preference Beneficiaries in which there shall be any individual surviving such
Participant:

      (i)   Spouse,

      (ii) Children or children of deceased children, per stirpes (adopted children shall be treated as if they were the natural offspring of their adoptive parents),

      (iii) Parents, or

      (iv) Brothers and sisters (or children of deceased brothers and sisters, per stirpes).

In the event of the failure of all of the above categories, then said death benefits shall be paid to such Participant's estate.

6.6 MEDIUM OF DISTRIBUTION. Distributions shall be made in cash, except Participants may elect to receive funds invested in Company stock in the form of Company stock.

6.7 RESTRICTIONS ON COMPANY SECURITIES. Any Company securities may be subject to such restrictions as to their transfer, distribution or subsequent disposal as, in the Committee's Discretion, may be necessary to comply with applicable securities laws.

6.8   BENEFIT RECIPIENTS.

      (a) DISTRIBUTIONS TO PARTICIPANTS. Payment of Plan benefits shall be made only to the Participant or, if applicable, his or her spouse or other Beneficiary; provided, however, that the entire balance of a Participant's Account may, at the election of the Participant, be transferred directly to the trustee of another Qualified plan pursuant to section 12.3 (Transfers to Other Qualified Plans) if such other plan provides for receipt of such transfers and advises the Committee in writing that it will accept the transfer. A Participant's Account for purposes of such transfer shall be valued as of the Valuation Date on or immediately preceding the date of such transfer.

      (b) DISTRIBUTION TO MINORS AND INCOMPETENT INDIVIDUALS. If an individual to whom benefits shall be distributable hereunder shall be a minor or adjudged mentally incompetent, the Committee may in its Discretion direct the Trustee to distribute all or part of such benefits by one or more of the following methods:

      (i)   Directly to such minor or incompetent individual;

      (ii)  To the legal guardian of such individual; or

      (iii) To another person for the use or benefit of such individual, but only if pursuant to an order of a court of competent jurisdiction.

The Committee and the Trustee shall not be required to see to the application of any such distributions. Distributions made pursuant to this section 6.8(b) shall operate as a complete discharge of responsibility of the Committee, the Trustee, the Company and the Trust Fund.

6.9 DISTRIBUTION OF EXCESS DEFERRALS. A Participant who determines that he has made Elective Contributions under this Plan and other retirement plans in excess of $8,994 for the calendar year, as adjusted for cost-of-living increases by the Secretary of Treasury, which constitute excess deferrals within the meaning of section 402(g)(3) of the Code ("Excess Deferrals"), shall have the following rights:

      (a) NOTIFICATION OF COMMITTEE. He may notify the Committee in writing not later than the March 1st next following the calendar year in which such Excess Deferrals were made that he has made an Excess Deferral and has allocated all or a portion of the Excess Deferrals to the Plan. The Participant shall demonstrate to the Committee's satisfaction that he or she has made an Excess Deferral.

      (b) DISTRIBUTION OF EXCESS DEFERRALS. If such Participant so notifies the Committee, the Committee shall distribute the portion of the Excess Deferrals so allocated to it, adjusted for gains and losses during such calendar year in accordance with Treasury Regulation section 1.401(g), to such Participant not later than the April 15th next following the calendar year in which such Excess Deferrals were made.

6.10  LOANS TO PARTICIPANTS.

      (a) LOAN PROCEDURE. The Committee shall establish a written Loan Procedure, which it may amend from time to time and which is herein incorporated by reference. Under such Loan Procedure, a Covered Employee may request a loan as provided in the Procedure, and the loan will be made if it meets all of the requirements specified in the Plan and the Loan Procedure. Loans shall be made available to all Covered Employees on a reasonably equivalent basis; loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees, and loans shall be adequately secured and bear a reasonable interest rate. Loans shall be made as soon as practicable after the date of such request.


      (b) MAXIMUM AMOUNT. Any such loan to a Participant shall not exceed the lesser of:

      (i)   Fifty Thousand Dollars ($50,000), reduced by the excess (if any) of
            (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan was made, over (B) the outstanding balance of loans from the Plan on the date on which loan was made; or

      (ii)  one-half (1/2) of the Participant's Nonforfeitable Accounts;

provided, however, that in determining the maximum amount of any loan to be made under this section 6.10, all Qualified plans of the Employer Group shall be treated as one plan.

      (c) MINIMUM AMOUNT. Any such loan to a Participant shall not be less than One Thousand Dollars ($1,000).

      (d) AMORTIZATION. Substantially level amortization of a loan with payments not less frequently than quarterly shall be required over the term of the loan. However, loan repayments will be suspended under this Plan as permitted under section 414(u)(4) of the Code.

      (e) TERM. Any loan hereunder must have a specified repayment date, which may in no event extend or be extended beyond five (5) years from the date such a loan is made; provided, however, if such loan is to be used to acquire a dwelling unit which within a reasonable time (determined by the Committee in its Discretion) is to be used (determined by the Committee at the time the loan is made) as the principal residence of the Participant, the repayment date of said loan may extend or be extended beyond such five (5) year period.

      (f) SECURITY. The security for the loan will be a Participant's Accounts under the Plan to the extent necessary to fully secure the loan.

      (g) EFFECT ON PARTICIPANT'S INVESTMENTS AND ALLOCATION OF LOAN. A loan shall reduce a Participant's Accounts and Investment Funds in accordance with rules established by the Committee. The loan shall be allocated to the Participant's Account and interest paid on the loan shall be credited solely to the Participant's Account.

                                    ARTICLE 7
                          SPECIAL EMPLOYMENT PROVISIONS

            Termination of active employment with the Company or a member of the Employer Group shall be considered termination of employment, except that the following does not constitute termination of employment:

      (a) an absence on account of vacation, holidays, or nonbusiness hours.

      (b) any absence from work authorized by the Company or a member of the Employer Group on the basis of uniform and nondiscriminatory rules.

      (c) temporary layoff (whether or not of indefinite duration); employment will terminate if and when the individual fails to report promptly for work upon being recalled from such layoff.

      (d) a transfer to a member of the Employer Group, or, solely for purposes of eligibility for a distribution, a reorganization of the Company or a member of the Employer Group other than a complete liquidation or dissolution, where the Participant remains employed by an entity involved in the reorganization. However, if the Participant's employment with all members of the Employer Group terminates by reason of:

      (i) the sale or other disposition by the Employer Group of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used by the Employer Group in a trade or business of the Employer Group; or

      (ii) the sale or other disposition by the Employer Group of its interest in a subsidiary (within the meaning of section 409(d)(3) of the Code); and

      (iii) the Plan does not terminate as a result of the sale; and

      (iv) the purchaser does not adopt the Plan, or the relevant portion of the Plan is not merged or consolidated with the purchaser's plan;

then the employment of such Participant shall be deemed to have terminated as of the date of such sale.

      (e) an absence not exceeding 20 working days if employment is immediately thereafter resumed.

                                    ARTICLE 8
                             TOP HEAVY REQUIREMENTS

8.1 APPLICABILITY. For each Plan Year in which the Plan is Top Heavy, within the meaning of section 8.2 (Determination of Top Heavy Status), the restrictions set forth in section 8.4 (Top Heavy Restrictions) shall apply.

8.2 DETERMINATION OF TOP HEAVY STATUS. For any Plan Year, the determination as to whether the Plan is Top Heavy shall be made in accordance with the following rules:

      (a) GENERAL RULE. The Plan shall be determined to be Top Heavy if, as of the Determination Date, the sum of the Account balances of all Participants who are Key Employees exceeds sixty percent (60%) of the sum of the Account balances of all Key Employees and Non-Key Employees.

      (b) REQUIRED AGGREGATION. Notwithstanding section 8.2(a) (General Rule), however, there shall be aggregated with the Plan, for purposes of determining the existence of Top Heavy status, each other plan of the Company (and of any member of the Employer Group):

      (i) in which at least one Key Employee participates or participated at any time during the five (5) consecutive year period ending on the Determination Date (regardless of whether the Plan is terminated), or

      (ii) which enables either the Plan or any plan described in (i) above to meet the requirements of section 401(a)(4) or 410 of the Code.

      (c) OPTIONAL AGGREGATION. Any plan of the Company or of any member of the Employer Group, other than those which are described in section 8.2(b) (Required Aggregation), may, at the election of the Committee, be considered with the Plan for purposes of determining the existence of Top Heavy status, so long as the aggregated plans, considered as a group, would satisfy the requirements of sections 401(a)(4) and 410 of the Code.

      (d) AGGREGATION RULE. In the event any other plan is considered with the Plan for purposes of determining the existence of Top Heavy status, whether pursuant to section 8.2(b) (Required Aggregation) or 8.2(c) (Optional Aggregation), the Plan shall be considered Top Heavy only if the sum of (i) and
(ii) below exceeds sixty percent (60%) of (iii), where

      (i) is the sum of the account balances (within the meaning of section 416(g) of the Code) of all Key Employees under all of the defined contribution plans which are being aggregated;

      (ii) is the sum of the present values of the accrued benefits (within the meaning of section 416(g) of the Code) for Key Employees under all of the defined benefit plans which are being aggregated; and

      (iii) is the sum of the account balances and present values of accrued benefits (within the meaning of section 416(g) of the Code) for all Key Employees and Non-Key Employees under all plans which are being aggregated.

For purposes of this section 8.2(d), the values of account balances and present values of accrued benefits for plans being aggregated with the Plan shall be determined as of the determination date of such plan(s) which falls within the same calendar year as the Determination Date for the Plan.

      (e) SPECIAL COMPUTATION RULES. The following rules shall be applied in determining the Top Heavy status of the Plan under this section 8.2 and for purposes of aggregating the Plan with another plan of the Company (or Employer Group) in order to evaluate the Top Heavy status of such other plan.

      (i) The value of an Account for purposes of this section 8.2 shall mean its balance as of the Valuation Date coincident with or next preceding the Determination Date, including company contributions, if any, actually made after the Valuation Date but on or before the Determination Date, and, for the Plan Year in which the Plan's Effective Date occurs, including any company contributions made after the Determination Date, but which are allocated as of any date within such Plan Year.

      (ii) The value of an Employee's (or former Employee's) Account shall be increased by the value of all distributions from the Plan to such Employee (or former Employee) including any direct transfers to the trustee of another plan, but excluding distributions which are rolled over or transferred by the

            Employee to another plan maintained by a member of the Employer Group, occurring during the five (5) year period ending on the Determination Date unless already included in the value of the Account under subparagraph (i).

      (iii) If, during the five (5) year period ending on the Determination Date, an individual has not performed any services for the Company, his or her Account shall not be considered.

8.3 TOP HEAVY DEFINITIONS. The following words, wherever used in this Article 8 (Top Heavy Requirements), shall have the meanings set forth below.

      (a) DETERMINATION DATE shall mean, for any Plan Year, the last day of the preceding Plan Year; provided, however, that the Determination Date for the Plan Year in which occurs the Effective Date shall be the last day of the Plan Year in which occurs the Effective Date.

      (b) KEY EMPLOYEE shall mean any individual described in subparagraphs (i) or (ii) below:

      (i) Any Employee or former Employee who, at any time during the Plan Year containing the Determination Date or during any of the four (4) preceding Plan Years, is or was:

            (A) An officer of the Company or any member of the Employer Group whose annual Section 415 Compensation is more than 50% of the amount in effect under section 415(b)(1)(A) of the Code, and which is in effect on the first day of the Plan Year in which falls the Determination Date; provided, however, that no more than fifty (50) Employees, or if less, the greater of three
                  (3) Employees or ten percent (10%) of all Employees shall be considered to be Key Employees under this section 8.3(b)(i)(A); and provided further that all Employees described in section 414(q)(8) of the Code shall be excluded.

            (B) One of the ten (10) Employees owning the largest interests in the Company whose Section 415 Compensation is more than Thirty Thousand Dollars ($30,000), or such other amount as may be established by the Secretary of the Treasure pursuant to section 415(d) of the Code as the amount described in section 415(c)(1)(A) of the Code, and which is in effect on the first day of the calendar year in which falls the Determination Date; provided, however, that if two (2) or more Employees have the same interest in the Company, the Employee having the greater annual Section 415 Compensation shall be treated as having the larger interest; or

            (C) A person owning more than five percent (5%) of the outstanding stock or voting power of all stock of the Company; or

            (D) A person whose annual Section 415 Compensation from the Employer Group is more than one hundred fifty thousand dollars ($150,000) and who owns more than one percent (1%) of the outstanding stock or voting power of all stock of the Employer.

                  For purposes of determining ownership under paragraphs (B),
                  (C), and (D) above, the constructive ownership provisions of section 318 of the Code shall apply, with the substitution of five percent (5%) for fifty percent (50%) in section 318(a)(2) and the rules of subsections (b), (c) and (m) of Code section 414 shall not apply.

      (ii)  The Beneficiary of a person described in subparagraph (i).

      (c)   NON-KEY EMPLOYEE shall mean:

      (i) a Participant or former Participant who is not and has never been a Key Employee; and

      (ii)  the Beneficiary of a person described in subparagraph (i).

      (d) SUPER TOP HEAVY shall describe the Plan if it would be Top Heavy under section 8.2 (Determination of Top Heavy Status) if ninety percent (90%) were substituted for sixty percent (60%) in each place where sixty percent (60%) appears in that section.

8.4   TOP HEAVY RESTRICTIONS.

      (a) IN GENERAL. If the Plan is top-heavy in a Plan Year, the minimum contribution on behalf of a Participant for that Plan Year shall be determined as follows:

      (i) MINIMUM CONTRIBUTION. Prior to performing an allocation of Company contributions for the Plan Year pursuant to section 4.1 (Participants' Share of Contributions), the Trustee shall allocate to the Account of each eligible Participant who is not a Key Employee an amount equal to three percent of such Participant's
            Section 415 compensation ("Minimum Contribution"). The balance, if any, of Matching Contributions for the Plan Year shall then be allocated in accordance with the provisions of section 4.1 (Participants' Share of Contributions).

      (ii) PARTICIPANTS ELIGIBLE. Only Participants who, as of the last day of the Plan Year, had not terminated their employment with the Company are eligible for the Minimum Contribution, although such Participants are eligible whether or not they are otherwise entitled to an allocation pursuant to section 4.1 (Participants' Share of Contributions).

      (iii) COMPANY CONTRIBUTIONS TO BE ALLOCATED. The Minimum Contribution shall be allocated from Matching Contributions to the extent such Matching Contributions are (A) not required to prevent reduction in Matching Contributions for Highly Compensated Employees as provided in section 4.3 (Adjustment of Allocations of Matching Contribution Accounts) and (B) meet the nondiscrimination requirements of section 401(a)(4) of the Code without regard to section 401(m) of the Code.

      (iv) ADJUSTMENT FOR SMALL CONTRIBUTIONS. Notwithstanding the provisions in subparagraph (i), in the event that the Elective Contributions and Matching Contributions which are to be allocated among the Accounts of Participants who are Key Employees total less than three percent of the Section 415 Compensation of each Participant who is a Key Employee, then the amount which is allocated to the Accounts of Participants who are not Key Employees need not be greater than the largest allocation to the Account of a Key Employee, expressed as a percentage of that Key Employee's Section 415 Compensation.

      (v) ALTERNATIVE METHOD FOR SATISFYING THE MINIMUM ALLOCATION REQUIREMENT. In the event a Participant who is not a Key Employee (who is entitled to a minimum allocation pursuant to section 8.4(a)(i)) participates both in this Plan and another Qualified plan of the Employer, then:

            (A) If such other plan is a Qualified defined contribution plan, any employer contributions of the type which could be used as a Minimum Contribution under the Plan made for such Participant to such other plan shall reduce the Minimum Contribution required under this Plan.

            (B) In the event such other plan is a Qualified defined benefit plan, such Participant shall receive a minimum annual benefit under such defined benefit plan equal to two percent (2%) of the product of (1) and (2), where

                  (1) is the Participant's average Section 415 Compensation for the five (5) consecutive calendar years which are included in such Participant's Years of Service, which begin after December 31, 1983, during which the Plan was Top Heavy, and which produce the highest average, and

                  (2) is the number of such Participant's Years of Service (but not more than ten (10)) completed in Plan Years which begin after

                        December 31, 1983, during which the Plan was Top Heavy.

      (b) ADJUSTMENTS TO LIMITATIONS ON ANNUAL ADDITIONS AND BENEFITS. In determining the limitations under section 415 of the Code, which are incorporated by reference in section 4.4 (Limitation on Annual Additions), 1.00 shall be substituted for 1.25 wherever 1.25 appears in paragraphs (2)(B) and
(3)(B) of section 415(e) of the Code; provided, however, that if the Plan is not Super Top Heavy and if a Minimum Contribution in an amount equal to that determined by substituting four percent (4%) for three percent (3%) in each place where three percent (3%) appears in section 8.4(a)(i) is provided or is satisfied by provision of benefits as described in section 8.4(a)(v) (Alternative Method for Satisfying the Minimum Allocation Requirements) in an amount determined by substituting three percent (3%) for two percent (2%) wherever two percent (2%) appears in section 8.4(a)(v)(B), then the substitution of 1.00 in place of 1.25 pursuant to this section 8.4(b) shall not be made.

                                    ARTICLE 9
                  INVESTMENT FUNDS, TRUSTEE AND TRUST AGREEMENT

9.1   INVESTMENT FUNDS.

      (a) IN GENERAL. The Committee may, in its Discretion, determine from time to time the funds into which the Trust Fund shall be invested, provided that:

      (i) one fund shall be designed to invest primarily in Company common stock ("Company Common Stock Fund"); and

      (ii) Matching Contributions shall be invested in the Company Common Stock Fund until Participants direct the investment of such Contributions into other Investment Funds as provided in (b) below. The Company shall either make the Matching Contributions in Company Common Stock, or make the Matching Contributions in cash and the Committee shall direct the Trustee to purchase Company Common Stock with the cash.

Subject to the conditions stated in (i) and (ii) above, the Committee shall determine and change such funds in furtherance of the funding policy and investment objectives established by the Committee pursuant to section 9.8 (Funding Policy). The Committee is specifically authorized to invest any percentage, including more than 10 percent, of Plan assets in Company stock funds.

      (b) PARTICIPANT DIRECTION. Participants may direct the investment of their Accounts among the Investment Funds determined by the Committee pursuant to subsection (a). However, Matching Contributions shall be initially invested in the Company Common Stock Fund. Thereafter, Participants may direct the investment of such Matching Contributions and any earnings thereon among the funds made available by the Committee for investment of Matching Contributions.

      (d) INVESTMENT ELECTIONS. Participant investment elections pursuant to subsection (a) shall apply separately to (i) Account balances, and (ii) future contributions. Investment elections may be made and changed in accordance with the Committee's rules and procedures in effect at the time. The Committee may add or delete dates on which such elections may be made and may alter the effective dates for these elections in its sole Discretion.

9.2 THE TRUSTEE. Tejas Gas Corporation has entered into a Trust Agreement with a Trustee under the terms of which a Trust Fund has been established to receive and hold contributions payable by the Company pursuant to the Plan. Additional Trust Agreements may be entered into with additional Trustees. The Trustee may be removed and replaced by a successor Trustee, from time to time by action of the Board of Directors.

9.3 FORM AND TERMS OF THE TRUST AGREEMENT. Tejas Gas Corporation may from time to time modify the form and terms of the Trust Agreement to accomplish the purposes of the Plan.

9.4   FIDUCIARIES AND NAMED FIDUCIARIES.

      (a) NAMED FIDUCIARIES. Tejas Gas Corporation and the Trustee shall be the named fiduciaries under the Plan, within the meaning of section 402(a) of the Act, solely to the extent of their respective responsibilities specified in the Plan and the Trust. Tejas Gas Corporation shall be delegated the exercise of all discretionary authority and control which is not specifically granted to the Committee or the Trustee with respect to management of the Plan.

      (b) FIDUCIARY RESPONSIBILITY. Each fiduciary (including named fiduciaries) under this Plan shall be solely responsible for its own acts or omissions. Except to the extent required by the Act, no fiduciary shall have the duty to question whether any other fiduciary is fulfilling all of the responsibilities imposed upon such other fiduciary by Federal or State law. No fiduciary shall have any liability for a breach of fiduciary responsibility of another fiduciary with respect to this Plan unless it participates knowingly in such breach, knowingly undertakes to conceal such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy said breach or, through it negligence in performing its own specific fiduciary responsibilities which give rise to its status as a fiduciary, it enables such other fiduciary to commit a breach of the latter's fiduciary responsibility. No fiduciary shall be liable with respect to a breach of fiduciary duty if such breach is committed before it became a fiduciary or after it ceased to be a fiduciary.

      (c) ALLOCATIONS OF FIDUCIARY RESPONSIBILITIES. The named fiduciaries may allocate their fiduciary responsibilities (other than trustee responsibility within the meaning of section 405(c)(3) of the Act) among themselves and may make provision for the delegation of fiduciary responsibility (other than trustee responsibility within the meaning of section 405(c)(3) of the Act) under the Plan to persons who are not named fiduciaries of the Plan. Such allocation or delegation shall be accomplished by a written instrument executed by the named fiduciary or fiduciaries in question, which instrument may be revoked at any time by the named fiduciary. If the fiduciary responsibilities (other than trustee responsibility within the meaning of section 405(c)(3) of the Act) of a named fiduciary are allocated or delegated to any other person, the named fiduciary shall not be liable for the acts or omissions of such person, except to the extent that the named fiduciary violated section 404(a)(1) of the Act:

      (i)   With respect to such allocation or delegation, or

      (ii) With respect to the establishment or implementation of the method for accomplishing such allocation or delegation specified above, or

      (iii) By continuing such allocation or delegation.

      (d) EMPLOYMENT OF OTHERS. A named fiduciary (or a fiduciary appointed by a named fiduciary pursuant to subsection (c)) may employ one or more persons to render advice with respect to any responsibility such fiduciary has under the Plan.

      (e) LIABILITY FOR WILLFUL MISCONDUCT OR FRAUD. Nothing in this section shall be deemed to relieve any person from liability for his own willful misconduct or fraud.

9.5 BONDING. Except as otherwise exempted by section 412 of the Act, every fiduciary of the Plan, within the meaning of the Act, and every person who handles funds or other property of the Plan shall be bonded in accordance with section 412 of the Act.

9.6 FIDUCIARY OF TRUST FUND. Except to the extent that such authority and duty is transferred to Tejas Gas Corporation, the Committee, or an Investment Manager pursuant to the Plan or the Trust Agreement, the Trustee shall be the fiduciary with respect to the investment, management and control of the Trust Fund with full Discretion, management and control thereof. Tejas Gas Corporation may transfer to an Investment Manager the authority and duty to direct the investment of all or part of the Trust Fund. Such transfer shall be made by written instrument executed on behalf of Tejas Gas Corporation and by the party so appointed, which shall thereby acknowledge that it is a fiduciary under the Plan with respect to investments of the Plan's assets. Upon any such transfer of authority and duty, the Investment Manager shall be the fiduciary with respect to the investment and management of such assets of the Trust Fund, and the Trustee shall be relieved of all responsibility with respect to the investment and management thereof.

9.7 TRANSFER OF INVESTMENT AUTHORITY. In the event that the authority and duty to direct the investment of all or part of the Trust Funds are transferred to an Investment Manager, the Trustee shall not be liable or responsible for any consequences arising from the Trustee's compliance with investment or management directions received by the Trustee from the Investment Manager. The Trustee shall be under no duty to question any directions of the Investment Manager, nor to review in any respect the manner in which the Investment Manager exercises its authority and discharges its duties with respect to the assets of the Trust Fund as to which it has been so appointed.

9.8 FUNDING POLICY. The Committee shall from time to time establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title 1 of the Act. The funding policy and method so established shall be reviewed by the Committee at least annually. In establishing and reviewing such funding policy and method, the Committee shall consider the short-term and long-term investment objectives and financial needs of the Plan, taking into account the need for liquidity to pay for benefits and the need for investment growth. All actions of the Committee in accordance with this section
9.8 shall be communicated to the Trustee and to the Tejas Gas Corporation.

9.9 VOTING OF SECURITIES. A Participant shall have the right to instruct the Trustee with respect to voting, tender and similar rights granted by Company securities allocated to the Participant's Accounts. The Committee shall have the right to instruct the Trustee with respect to voting, tender, and similar rights granted by securities held in the Trust other than Company securities allocated to Participants' Accounts.

                                   ARTICLE 10
                               PLAN ADMINISTRATION

10.1 COMPOSITION OF COMMITTEE. The Plan shall be administered by Tejas Gas Corporation. The Board of Directors shall appoint a Committee of three (3) or more Employees (or other individuals familiar with the affairs and personnel of the Company), who shall hold office at the pleasure of the Board of Directors. Vacancies in the Committee resulting from death, resignation, removal or otherwise shall be promptly filled by the Board of Directors, but the Committee may exercise its powers and authority notwithstanding the existence of such vacancies.

10.2 PLAN ADMINISTRATOR. Tejas Gas Corporation shall be the Plan Administrator as defined in the Act.

10.3 REMOVAL AND RESIGNATION. A member of the Committee may resign at any time upon not less than ten (10) days written notice to the Board of Directors, specifying the effective date of resignation. A member may be removed or appointed by the Board of Directors for any reason or for no reason and at any meeting of the Board of Directors, whether or not called for that purpose.

10.4 QUORUM. The Committee shall act by a majority of its members at the time in office, and such action may be taken either by vote at a meeting or in writing without a meeting. A member of the Committee shall not vote or act on any matter relating solely to himself.

10.5 OFFICERS. The Committee may by majority action appoint from among its number a Chairman to preside at its meetings and a Secretary, who need not be a member, to keep records of its meetings and activities and to perform such other duties and functions as the Committee may prescribe. It may in like manner designate any one or more of its members or its Secretary to execute any instrument or document on its behalf, and the action of such person shall have the same force and effect as if taken by the entire Committee. In the event of such authorization, the Committee shall in writing notify the other Administrative Parties thereof, and such parties shall be entitled to rely upon such notification until the Committee shall give written notification to the contrary.

10.6 DESIGNATED ADMINISTRATOR. The Committee may, in its Discretion, appoint a Designated Administrator with some or all of its powers, rights and duties, who shall serve until relieved of his duties by the Committee or until he resigns.

10.7 DUTIES OF COMPANY. In addition to its other duties and responsibilities set forth in this Plan, the Company shall:

      (a) Notify Covered Employees of the Plan and Trust, including the basic provisions thereof, and keep them and the other Administrative Parties advised from time to time of any contributions thereto, any substantial changes therein, and any discontinuance, suspension or termination thereof, as well as the identities of, and any changes in, the Committee members and the Trustee.

      (b) Maintain records with respect to each Employee sufficient to determine the benefits due, or which may become due, to such Employee under the Plan.

      (c) Furnish the Committee with all information necessary for the performance of the Committee's duties under this Plan.

      (d) Promptly after each Anniversary Date furnish the Committee and the Trustee with a reasonably detailed list of all Participants, and of all Covered Employees who are eligible to become Participants, as of such Anniversary Date.

      (e) Make available to the Committee for its inspection, at all reasonable times, all such books and records of the Company as may be reasonably necessary for the Committee's performance of its duties under this Plan, including but not limited to the Company's personnel records, annual reports and financial statements; provided, however, that the Committee shall not be required to make such inspection but may in good faith rely upon any statement or information furnished by or on behalf of the Company.

10.8 DUTIES OF COMMITTEE. In addition to its other duties and responsibilities set forth in this Plan, the Committee shall:

      (a) Determine eligibility for benefits and construe the terms of the Plan, in its

Discretion, but in accordance with the provisions of the Plan, Trust and the Act.

      (b) Maintain or cause to be maintained the data and information necessary for the administration of the Plan, including all statements, reports and other information furnished to it by the other Administrative Parties.

      (c) Make available to each Participant, at all reasonable times during business hours, a copy of this Plan and such of the Committee's records as pertain to such Participant or his Account.

      (d) Furnish Participants at appropriate times, or upon request, with forms for designations of Beneficiary and other administrative forms provided for in the Plan.

      (e) Indicate acceptance or rejection of designations of Beneficiaries.

      (f) Maintain and promptly furnish to the Trustee the information necessary to determine the amount allocable to each Participant's Account.

      (g) Maintain and furnish to the Trustee such other certificates, information and documents as may reasonably be required, relating (but not limited) to such matters as: the identities and addresses of all Participants and Beneficiaries; the age, Compensation, retirement date, and employment record of every Participant; and the date of, and reasons for, termination of a Participant's employment.

      (h) Establish and communicate to Covered Employees a procedure for execution and delivery of Elective Contribution Agreements and develop and communicate to Covered Employees administrative rules concerning designation of participation levels, timing of designations, and related matters.

      (i) Establish reasonable procedures for determining the existence of a "qualified domestic relations order" within the meaning of section 414(p) of the Code and notify affected persons of such procedures.

      (j) Except as otherwise provided in Section 9.9 (Voting of Securities), have the right to instruct the Trustee concerning the voting and tendering of securities held in the Trust Fund.

10.9  CLAIMS PROCEDURE.

      (a) INITIAL NOTIFICATION. If a claim for benefits under the Plan is denied, in whole or in part, the claimant shall be notified in writing of the denial, the specific reason for the denial and the Plan provisions on which the denial is based, within ninety (90) days after the claim has been filed with the Committee. Such claimant shall also be advised whether any additional material or information is necessary to perfect the claim and shall be provided with an explanation of the reasons why such material is necessary and with an explanation of the Plan's claim review procedure under section 10.9(b).

      (b) DENIAL OF CLAIM. In the event a claim for benefits under the Plan is denied, in whole or in part:

      (i) The claimant (or his duly authorized representative) shall be entitled to request in writing a review of the denial of his claim by the Committee within sixty (60) days after the claimant receives notice of the denial of his claim.

      (ii) The claimant (or his duly authorized representative) may review pertinent Plan documents and submit issues and comments to the Committee in writing.

      (iii) All written claims that are neither granted nor denied in accordance with section 10.9(a)shall be deemed denied and the claimant shall be deemed to have filed a written request for review.

      (iv) The decision of the Committee on review shall be rendered within sixty (60) days after the request for review is received by the Committee unless special circumstances require an extension of time for processing the claim, in which case a decision shall be rendered not later than one hundred twenty (120) days after receipt of a request for review by the Committee.

      (v) The claimant shall be furnished with written notice of any such extension of time prior to the commencement of the extension.

      (vi) If the decision of the Committee on review is not furnished within the time specified in section 10.9(b)(iv) above, the claim shall be deemed denied on review.

      (vii) The decision of the Committee on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

      (viii) The decision of the Committee on review is final.

10.10 POWERS. The Committee shall have the power and authority to determine, in its Discretion, eligibility for benefits and to construe, in its Discretion, the terms of the Plan. The Committee shall have any and all powers and authority which shall be Proper to enable it to carry out its duties under this Plan, including by way of illustration but not limitation (i) the powers and authority contemplated by the Act and by the Code with respect to Qualified plans and (ii) the powers and authority to make rules and regulations in respect of the Plan not inconsistent with this Plan, the Code or the Act and to determine, consistently therewith, all questions that may arise as to the status and rights of Participants and Beneficiaries and any other persons.

10.11 DISCRETION; NONDISCRIMINATION. Wherever it is provided in this Plan that the Committee may perform or not perform any act, or permit or consent to any action, inaction or procedure, or wherever the Committee shall be given discretionary power or authority, the Committee shall have exclusive Discretion in the premises; provided, however, that the Committee shall not exercise its Discretion in such a manner as to violate the Code or the Act or knowingly to discriminate either for or against any Participant, Covered Employee or Beneficiary or any group of such persons.

10.12 NO SEPARATE COMMITTEE. Notwithstanding the foregoing provisions of this
Article 10, if and while there is no Committee, either because none is designated or no one or more persons are at the time in question actively serving as members thereof, the responsibilities, rights, powers, authority, and functions of the Committee shall be vested in the Company; and the Company need not furnish information, directions, instructions or notices, or make reports or demands, to itself.

10.13 UNCLAIMED BENEFITS. If a Participant's Nonforfeitable Accounts are unclaimed on or after the deadline for payment specified in section 6.4(c) (Deadline for Payment), and the Committee is unable to locate the Participant or Beneficiary, the amount in the Participant's Accounts shall be forfeited and used as provided in section 4.1(d) (Allocation of Forfeitures). Prior to such forfeiture, the Committee shall mail by certified mail to such Participant or Beneficiary at his or her last known address, a written request for his or her then address and wait three months for a response. If the Committee receives the requested information prior to termination of the Trust pursuant to section 11.2 (Termination of Trust), such forfeiture shall be restored, first from Forfeitures for the Plan Year of restoration, next from the net income or gain of the Trust Fund for such Plan Year, and last from additional Company contributions. As such unclaimed benefits shall be and remain assets of the Trust, in no event shall they escheat to any governmental entity under any escheat law.

                                   ARTICLE 11
                            TERMINATION AND AMENDMENT

11.1 TERMINATION OF PLAN. It is the present intention of Tejas Gas Corporation to permanently maintain the Plan and continue to make contributions under section 3.1 (Type, Amount and Time of Contributions); provided, however, that subject to the requirements of the Act and the Code:

      (a) RIGHT TO TERMINATE. Each Company reserves the right at any time to revoke or permanently or partially terminate the Plan to the extent that it relates to that Company and its Employees, or to terminate or suspend its liability to make further contributions to the Trust pursuant to section 3.1 (Type, Amount and Time of Contributions) on behalf of its Employees. Tejas Gas Corporation reserves the right at any time to revoke or terminate the Plan in its entirety, or to terminate or suspend the liability of any or all Companies to make further contributions to the Trust pursuant to section 3.1 (Type, Amount and Time of Contributions).

      (b) NONFORFEITABILITY. In the event of any termination, or partial termination or suspension (within the meaning of Treas. Reg. ss. 411(d)-2)) under paragraph (a) above, the right of each Participant to the amount credited to his or her Account at the time of such termination or partial termination shall become one hundred percent (100%) Nonforfeitable.

11.2 TERMINATION OF TRUST. In the event of termination of the Plan as specified in section 11.1 (Termination of Plan), Tejas Gas Corporation may, but is not required to, instruct the Trustee to liquidate part or all of the Trust Fund. If Tejas Gas Corporation so instructs, the Trustee shall proceed as promptly as possible, subject to any directions from the Committee, to liquidate necessary investments (or all investment, if the Plan is terminated in its entirety). The Committee shall thereupon determine the value of the Account of each Participant, after adjustment to cover any expenses of distribution and final liquidation costs. The Trustee shall pay such value to the Participant (or, if deceased, to his or her Beneficiary) in a lump sum. However, no distribution shall be made from the Plan on account of its termination if a successor plan (defined in Treasury Regulation section 1.401(k)-1(d)(3)) is established within one year of such termination. Notwithstanding termination of the Plan, the Trust shall terminate when and if, but not until, the Trust Fund shall be entirely paid out and distributed in accordance with its terms and the terms of this Plan.

11.3 AMENDMENT. Tejas Gas Corporation reserves the right at any time and from time to time to amend the Plan, without the consent of any other company or any Participant or Beneficiary, in any manner which it deems to be Proper, whether or not (i) for reasons of business necessity or (ii) for the purpose of causing the Plan and Trust to be Qualified or to continue to be Qualified. Any modification, alteration or amendment may be made effective retroactively within the limits satisfactory to the Internal Revenue Service and the Department of Labor. Any modification, alteration or amendment shall be binding on the Administrative Parties, the Participants and Beneficiaries.

                                   ARTICLE 12
                  TRANSFERRED ASSETS AND ROLLOVER CONTRIBUTIONS

12.1  RIGHT TO TRANSFER ASSETS TO THIS PLAN.

      (a) IN GENERAL. In the event of a merger of this Plan with another Plan, or transaction between the Company and another company that is a stock or asset acquisition, a merger, or other similar transaction involving a change in the employer of the employees of a trade or business, the Committee may, in its Discretion, instruct the Trustee to accept, on behalf of a Participant, Transferred Assets. As used in the Plan, the phrase "Transferred

Assets" shall mean those funds which are transferred from a Qualified trust directly to the Trust Fund by the trustee of the Qualified trust on behalf of the Participant, provided that:

      (i) if the transfer is not the result of a plan merger, the Participant has a Nonforfeitable right to the Transferred Assets; and

      (ii) the plan from which the assets are transferred provides benefits protected under section 411(d)(6) of the Code which are also protected by this Plan.

Transferred Assets shall be credited to separate accounts established for the purpose of holding such assets, except as provided in (b), (c) and (d) below.

      (b) ASSETS FROM PRIOR PLAN. The term "Transferred Assets" includes the assets from the Prior Plan which became assets of this Plan as a result of the spinoff and merger of the portion of the Prior Plan adopted by Tejas Gas Corporation with this Plan. Assets transferred from the Prior Plan which are elective contributions shall be credited to the Elective Contribution Account, assets transferred from the Prior Plan which are matching contributions shall be credited to the Transferred Matching Account. Post-tax contributions transferred from the Prior Plan shall be credited to the Post-Tax Contribution Account. Notwithstanding the preceding, a LEDCO Transferred Asset Account shall be established to hold the elective and matching accounts transferred from the LEDCO, Inc. 401(k) Profit Sharing Plan for each Participant with respect to whom such assets are transferred. The rules regarding the LEDCO Transferred Asset Account are described in Appendix A of the Plan.

      (c) TRANSFERRED MATCHING ACCOUNT. The Participant's Transferred Matching Account shall be treated as the Participant's Matching Contribution Account for all purposes under the Plan, including vesting under section 5.2 (Vesting in Matching Contribution Account); provided, however, that if the Participant is fully vested in his Transferred Matching Account pursuant to section 5.2, amounts in his or her Transferred Matching Account may be withdrawn as provided in section 6.2 (Distribution Upon Attainment of Age 59-1/2).

      (d) POST-TAX CONTRIBUTION ACCOUNT. Upon application to the Committee, a Participant may, while an Employee, withdraw all or any part of his or her Post-Tax Contribution Account determined as of the Valuation Date on or next following the date an application for such distribution is received by the Committee. The Participant may make only one such withdrawal. An in-service withdrawal of amounts in the Participant's Post-Tax Contribution Account shall reduce a Participant's Account and Investment Funds in accordance with rules established by the Committee. Amounts in the Post-Tax Contribution Account may also be withdrawn as provided in section 6.2 (Distribution Upon Attainment of Age 59-1/2) and section 6.3 (Distribution on Account of Hardship). Further, amounts in the Participant's Post-Tax Contribution Account are subject to the provisions of section 6.10 (Loans to Participants). Any balance in a Participant's Post-Tax Contribution

Account not previously distributed shall be paid to him or her following his or her Retirement or other termination of employment, or to his or her Beneficiary in the event of his or her death, in the same manner as other benefits under the Plan are payable upon the occurrence of such events. The Post-Tax Contribution Account shall be subject to Participant investment direction as provided for Elective Contributions in section 9.1 (Investment Funds).

12.2 RIGHT TO MAKE ROLLOVER CONTRIBUTIONS TO THIS PLAN. The Committee shall instruct the Trustee to accept, on behalf of a Participant, Rollover Contributions, which shall be credited to a separate account established by the Committee for the Participant ("Rollover Contribution Account"). Rollover
Contributions:

      (a) are distributed to the Participant from a Qualified trust and transferred by the Participant to the Trust Fund within sixty (60) days of the distribution; OR

      (b) qualify as optional direct transfers of Eligible Rollover Distributions from a Qualified trust; OR

      (c) are distributed to the Participant from a Qualified trust and transferred by the Participant to an individual retirement account (within the meaning of section 408 of the Code) which holds only amounts transferred from Qualified trusts within sixty (60) days of distribution from the individual retirement account; AND

      (d) meet the other requirements of section 402(c) of the Code; AND

      (e) consist of cash, and other investments which the Committee determines in its Discretion to be appropriate.

Amounts in the Rollover Contribution Account are to be treated as amounts in the Participant's Elective Contribution Account for all purposes under the Plan.

12.3  TRANSFERS TO OTHER QUALIFIED PLANS.

      (a) CHANGE IN EMPLOYER. In the event of a merger of this Plan with another Plan, or transaction between the Company and another company that is a stock or asset acquisition, a merger, or other similar transaction involving a change in the employer of the employees of a trade or business, the Committee may, in its Discretion, transfer the Participant's Accounts to another Qualified plan and trust which is maintained by the employer of the Participant or an affiliated employer and which makes provision for receiving such transferred assets. Prior to the transfer of any Accounts, the Committee must be satisfied that the holding of such assets is permitted in the transferee plan and trust, and that the plan to which the assets are transferred will continue to provide the protections required under section 411(d)(6) of the Code.

      (b) OPTIONAL DIRECT TRANSFER OF ELIGIBLE ROLLOVER DISTRIBUTIONS. A Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For purposes of this section:

      (i) An "Eligible Rollover Distribution" means any distribution of $200 or more of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in the gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company securities). However, if the Distributee elects a Direct Rollover of only a portion of an Eligible Rollover Distribution, that portion must be equal to at least $500.

      (ii) An "Eligible Retirement Plan" means an eligible retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a Qualified trust, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

      (iii) A "Distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

      (iv) "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                  ARTICLE 13
                                 MISCELLANEOUS

13.1 NO REVERSION. Except as otherwise provided by section 3.2 (Return of Contributions) and subsection (b)(v) of section 4.4 (Limitation on Annual Contributions), the assets of the Trust shall never inure to the benefit of the Company and shall be held for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. The Company shall not be entitled to receive or recover any part of its contributions to the Trust or the earnings thereof.

13.2 MERGER, CONSOLIDATION, ETC. In no event may the Plan be merged or consolidated with, or the assets or liabilities of the Trust Fund transferred to, any other Qualified plan, unless each Participant would (if such other Qualified plan were terminated after such merger, consolidation or transfer of assets and liabilities) receive a benefit which is not less than the benefit he would have been entitled to receive had the Plan been terminated immediately before such merger, consolidation or transfer.

13.3  LIMITATIONS ON ASSIGNMENT.

      (a) IN GENERAL. To the extent permitted by law, no benefits, payments, proceeds, claims, rights or interest of any Participant or Beneficiary in, to or under the Plan, the Trust or any part of the Trust Fund, shall be liable or subject to the debts, contracts, liabilities, engagements or torts of any such person, directly or indirectly, or subject to any claim of any creditor of such person, through legal process or otherwise; nor shall any such Participant or Beneficiary be able or permitted to transfer, encumber, pledge, anticipate, alienate or assign any such benefits, payments, proceeds, claims, rights, or interest, contingent or otherwise. It is the intention and purpose of the parties to this Plan to place the absolute title to the Trust Fund in the Trustee alone, with power and authority to pay out the same only as provided in this Plan.

      (b) QUALIFIED DOMESTIC RELATIONS ORDERS. Notwithstanding paragraph (a) above, the Trustee shall honor an assignment to, or an order to segregate assets for, or instructions, to make benefit payments to a person other than a Participant or Beneficiary if the Committee so directs and the Committee has determined that there exists a "qualified domestic relations order," within the meaning of section 414(p) of the Code, pursuant to which such assignment, segregation, or payment is required. The Committee shall direct the Trustee to make a lump sum distribution to the alternate payee of the amount ordered as soon as reasonably possible after the date indicated in the order, even though the Participant is not yet entitled to a distribution from the Plan. The Committee shall establish written procedures for determining the existence of a "qualified domestic relations order" and for compliance by the Plan with the applicable provisions thereof.

13.4 EXECUTION OF INSTRUMENTS. Except as otherwise expressly provided in this Plan, any instrument or document to be delivered or furnished by the Company shall be sufficiently executed if executed in the name of the Company by any officer or officers thereof; or, where furnished or delivered by the Committee, if executed in the name of the Committee by any member thereof; or where furnished or delivered by the Trustee, if executed by the Trustee (whether or not the sole Trustee), in the name of such Trustee by any officer or officers thereof; provided, further, that any Administrative Party shall be fully protected in relying upon any instrument or document so executed; and execution as aforesaid shall be conclusive proof that any signature so affixed is duly authorized and that any information contained in such instrument or document is true and correct.

13.5 COMPANY ACTIONS. Whenever the Company under this Plan is permitted or required

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

to do or perform any act or execute any paper or document, it shall be done, performed or executed by or at the direction of the board of directors or by an officer or the Company thereunto duly authorized.

13.6 SUCCESSORS. ETC. This Plan shall be binding upon, and inure to the benefit of, the Company and subject to section 11.1 (Termination of Plan), its successors, the Trustee and its successors, the Committee as from time to time constituted, and the Participants and Beneficiaries, their heirs, personal representatives, successors, and assigns, all in accordance with and subject to the terms of this Plan.

13.7 MISCELLANEOUS PROTECTIVE PROVISIONS. Except as otherwise provided in this Plan or the Act:

      (a) OPINION OF COUNSEL. Any Administrative Party may request and rely upon an opinion of counsel, who may or may not be counsel for the Company and shall be fully protected for any action taken, suffered or omitted in good faith reliance upon such opinion.

      (b) PROTECTION OF CERTAIN PARTIES. No recourse under this Plan, or for any action or inaction hereunder or for any loss or diminution of the Trust Fund, or for any payment or nonpayment of benefits, or for any other reason whatsoever relating to the Plan, shall be had by any person whomsoever against any past, present or future officer or Employee of the Company.

      (c) EVIDENCE. Where the establishment of any fact is in question, any Administrative Party may in its Discretion accept as evidence thereof any properly executed instrument or document furnished by any other Administrative Party or such other evidence as may seem reasonable in the circumstances.

13.8  MORE THAN ONE COMPANY.

      (a) CREDITING SERVICE. For purpose of the vesting provisions hereof (but not for purposes of allocation of contributions), in the event that an employee of a member of the Employer Group other than the Company is transferred to employment with the Company (or from employment with the Company to employment with a member of Employer Group other than the Company), his or her service with such member or members of the Employer Group shall be treated as service with the Company. In the event a Participant is transferred to employment by an employer which is a member of the Employer Group but which is not a Company, the transferred Participant's employment by the Company and participation in the Plan shall not be deemed terminated by reason of such transfer, except that the Participant may not make Elective Contributions after such transfer, and such transferred Participant's Account shall not be credited with any portion of the Company's Matching Contributions arising with respect to a Plan Year ending within a taxable year of the Company after the taxable year in which such transfer occurred.

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

      (b) FORFEITURES. If and while the Plan is maintained by more than one Company, Forfeitures shall be allocated pursuant to section 4.1(d) (Allocation of Forfeitures) as if all such Companies constitute a single Company.

13.9 INDEMNIFICATION BY THE COMPANY. To the extent permitted by the Act, the Company shall indemnify and hold harmless the Committee members, the Trustee and other fiduciaries of the Plan who are Employees of the Company against any liabilities incurred by them in the exercise and performance of their powers and duties under the Plan to the extent that such protection would be afforded by insurance coverage under section 410(b)(3) of the Act.

13.10 EMPLOYMENT RIGHTS NOT ENLARGED. The Plan, as now or may hereafter exist, shall not be construed as giving any Participant or any other person whomsoever any legal or equitable right against the Company, or as giving any Participant the right to be continued in the employ of the Company, and all employees and all participants shall remain subject to discharge to the same extent as if this Plan had not been adopted.

13.11 NOTIFICATION OF ADDRESS. Each Participant, former participant and Beneficiary shall file with the Company from time to time, in writing, his current post office address and shall notify the Company of each change in his post office address. The Company, Committee and Trustee shall be entitled to rely upon the last post office address furnished to the Company by such person for purposes of providing notice to such person, payment of benefits or any other purpose.

                                   ARTICLE 14
                                    EXECUTION

      IN WITNESS WHEREOF, Tejas Gas Corporation has caused this document, captioned "Tejas Gas Corporation Thrift Plan," to be executed by its duly authorized officer this ________ day of __________________, 1996.

                              TEJAS GAS CORPORATION
ATTEST:

                               _____________________________________
                               By: James E. Street
_____________________________  Its: Senior Vice President
Secretary


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

                                   APPENDIX A
                         LEDCO TRANSFERRED ASSET ACCOUNT

APP. 1.1 IN GENERAL. The LEDCO Transferred Asset Account is established pursuant to section 12.1(b) of the Plan to hold the elective and matching accounts transferred from the LEDCO, Inc. 401(k) Profit Sharing Plan for each Participant with respect to whom such assets are transferred. Each Participant shall be fully vested in his or her LEDCO Transferred Asset Account at all times. The LEDCO Transferred Asset Account shall be subject to the same withdrawal and other rules as this Plan's Elective Contribution Account, except that instead of the lump sum distribution available under this Plan, distribution of the LEDCO Transferred Asset Account shall be made in accordance with APP. 1.2 - 1.6 below.

APP. 1.2 QUALIFIED JOINT AND SURVIVOR ANNUITY. Unless section 6.4(a) of the Plan (Automatic Lump Sum Distribution) is applicable or unless an optional form of benefit described in APP. 1.6 below is selected pursuant to a qualified election within the 90-day period ending on the annuity starting date, a married Participant's LEDCO Transferred Asset Account will be paid in the form of a qualified joint and survivor annuity and an unmarried participant's LEDCO Transferred Asset Account will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan.

APP. 1.3 QUALIFIED PRERETIREMENT SURVIVOR ANNUITY. Unless an optional for of benefit described in APP. 1.6 below has been selected within the election period pursuant to a qualified election, if a Participant dies before the annuity starting date, then the Participant's LEDCO Transferred Asset Account shall be applied toward the purchase of an annuity for the life of the surviving spouse. The surviving spouse may elect to have such annuity distributed within a reasonable period after the Participant's death. Notwithstanding the preceding, if the LEDCO Transferred Asset Account does not exceed $3,500 at the time of any distribution, the Plan Administrator shall direct the immediate distribution of such amount to the Participant's spouse, or other Beneficiary if designated as provided in section 6.5 of the Plan.

APP. 1.4    DEFINITIONS.

      (a) ELECTION PERIOD: The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan year in which he or she attains age 35, the election period shall begin on the date of separation.

      Pre-age 35 waiver: A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the qualified preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such

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

election shall not be valid unless the Participant receives a written explanation of the qualified preretirement survivor annuity in such terms as are comparable to the explanation required under APP. 1.5 below. Qualified preretirement survivor annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Appendix A.

      (b) EARLIEST RETIREMENT AGE: The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

      (c) QUALIFIED ELECTION: A waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity. Any waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity shall not be effective unless: (i) the Participant's spouse consents in writing to the election: (ii) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent); (iii) the spouse's consent acknowledges the effect of the election; and (iv) the spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without further spousal consent). If it is established to the satisfaction of a Plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualified election.

      Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse had the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in APP.1.5 below.

      (d) QUALIFIED JOINT AND SURVIVOR ANNUITY: An immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse which is 50 percent of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the amount of benefit which can be purchased with the Participant's LEDCO Transferred Asset Account.

      (e) SPOUSE (SURVIVING SPOUSE): The spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in section 414(p) of the Code.

      (f) ANNUITY STARTING DATE: The first day of the first period for which an amount is payable as an annuity or in any other form.

APP. 1.5    NOTICE REQUIREMENT.

      (a) QUALIFIED JOINT AND SURVIVOR ANNUITY. In the case of a qualified joint and survivor annuity, the Plan Administrator shall no less than 30 days and no more than 90 days prior to the annuity starting date provide each Participant a written explanation of: (i) the terms and conditions of a qualified joint and survivor annuity; (ii) the Participant's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit;
(iii) the rights of a Participant's spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.

      (b) QUALIFIED PRERETIREMENT SURVIVOR ANNUITY. In the case of a qualified preretirement survivor annuity, the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirement of APP. 1.5(a) above.

      The applicable period for a Participant is the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35. In the case of a Participant who separates for service before attaining age 35, notice must be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

APP. 1.6 The following optional forms of benefits are available with respect to the LEDCO Transferred Asset Account:

      (a)   One lump sum payment; and

      (b) Payment in monthly, quarterly, semi-annual or annual cash installments over a period to be determined by the Participant or his or her Beneficiary. This option is not available if the Participant's LEDCO Transferred Asset Account is $3,500 or less at the time of distribution.

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